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Filed Pursuant to Rule 424(B)(5)
Registration No. 333-206514

        CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Amount to be Registered	Amount of Registration Fee(1)

4.500% Senior Notes due 2023	$200,000,000	$23,180

4.950% Senior Notes due 2027	$400,000,000	$46,360

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To prospectus dated January 10, 2017)

$600,000,000

Hospitality Properties Trust

$200,000,000 4.500% Senior Notes due 2023
$400,000,000 4.950% Senior Notes due 2027

           We are offering $200,000,000 aggregate principal amount of our 4.500% senior notes due 2023, or the 2023 notes, and $400,000,000 aggregate principal amount of our 4.950% senior notes due 2027, or the 2027 notes. The 2023 notes and the 2027 notes are referred to herein collectively as the notes.

           The 2023 notes bear interest at the rate of 4.500% per annum and will mature on June 15, 2023, unless previously redeemed. The 2027 notes will bear interest at the rate of 4.950% per annum and will mature on February 15, 2027, unless previously redeemed. We will pay interest on the 2023 notes on June 15 and December 15 of each year, beginning on June 15, 2017, and we will pay interest on the 2027 notes on February 15 and August 15 of each year, beginning on August 15, 2017.

           The terms of the 2023 notes, other than their issue date, initial interest accrual date, initial 2023 Interest Payment Date (as defined below) and issue price, will be identical to the terms of the $300,000,000 aggregate principal amount of 4.500% Senior Notes due 2023 that we issued on June 6, 2013, or the existing 2023 notes. The 2023 notes offered by this prospectus supplement and the accompanying prospectus will have the same CUSIP number as the existing 2023 notes and will trade interchangeably with the existing 2023 notes immediately upon settlement. Upon consummation of these offerings, the aggregate principal amount outstanding of our 4.500% Senior Notes due 2023, including the 2023 notes offered hereby, will be $500,000,000.

           We may redeem either or both series of notes in whole or in part at any time and from time to time prior to their maturity at the applicable redemption price described in this prospectus supplement under the caption "Description of the Notes—The 2023 Notes—Optional Redemption of the 2023 Notes" and "Description of the Notes—The 2027 Notes—Optional Redemption of the 2027 Notes," as applicable. If the 2023 notes are redeemed on or after December 15, 2022 (six months prior to their stated maturity date), the 2023 Make-Whole Amount (as defined herein) will equal zero. If the 2027 notes are redeemed on or after August 15, 2026 (six months prior to their stated maturity date), the 2027 Make-Whole Amount (as defined herein) will equal zero.

           The 2023 notes are our senior unsecured obligations and rank equally with the other series and with all of our other existing and future unsecured and unsubordinated indebtedness outstanding from time to time. The 2023 notes are effectively subordinated to our mortgages and other secured indebtedness and to all indebtedness and other liabilities and any preferred equity of our subsidiaries. The 2027 notes will be our senior unsecured obligations and will rank equally with the other series and with all of our other existing and future unsecured and unsubordinated indebtedness outstanding from time to time. The 2027 notes will be effectively subordinated to our mortgages and other secured indebtedness and to all indebtedness and other liabilities and any preferred equity of our subsidiaries. The 2023 notes are in denominations of $1,000 and integral multiples thereof. The 2027 notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

           The 2023 notes offered hereby will be a further issuance of, will be interchangeable with and will be consolidated and form a single series with, the existing 2023 notes. The 2027 notes will be a new issue of securities with no established trading market. We do not intend to apply for listing of either series of notes on any securities exchange or for quotation of either series of notes on any automated dealer quotation system.

           Investing in the notes involves risks that are described in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2015.

	Per 2023 Note	Total for 2023 Notes	Per 2027 Note	Total for 2027 Notes
Price to public(1)(2)	101.2150%	$202,430,000	98.9540%	$395,816,000
Underwriting discount	0.6125%	$1,225,000	0.6500%	$2,600,000
Proceeds, before expenses, to Hospitality Properties Trust(2)	100.6025%	$201,205,000	98.3040%	$393,216,000

(1)
Plus accrued interest, if any, with respect to the 2027 notes from the date the 2027 notes are issued, if settlement occurs after that date.
(2)
Plus accrued interest, with respect to the 2023 notes, from and including December 15, 2016 to, but excluding, the settlement date (totaling $700,000 in the aggregate). Accrued interest must be paid by the purchasers of the 2023 notes.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           The underwriters expect to deliver the notes to purchasers in book-entry form only through The Depository Trust Company on or about January 13, 2017.

Joint Book-Running Managers

Citigroup	RBC Capital Markets	UBS Investment Bank	Wells Fargo Securities

BBVA	Mizuho Securities	PNC Capital Markets LLC	Regions Securities LLC	US Bancorp

Joint Lead Managers

BofA Merrill Lynch	Morgan Stanley

Co-Managers

BB&T Capital Markets	SMBC Nikko	Fifth Third Securities	FTN Financial Securities Corp

The date of this prospectus supplement is January 10, 2017.

        In this prospectus supplement, the terms "HPT," "we," "our" and "us" refer to Hospitality Properties Trust and its consolidated subsidiaries, unless otherwise noted to exclude consolidated subsidiaries. References in this prospectus supplement to the "2023 notes" mean the 4.500% Senior Notes due 2023 offered hereby, to the "2027 notes" mean the 4.950% Senior Notes due 2027 offered hereby, and to the "notes" mean the 2023 notes and 2027 notes, collectively.

S-i

        This prospectus supplement contains the terms of these offerings. A description of our debt securities is set forth in the accompanying prospectus under the heading "Description of Debt Securities." This prospectus supplement, including the information incorporated by reference herein, may add, update or change information in the accompanying prospectus, including the information incorporated by reference therein. If information in this prospectus supplement, including the information incorporated by reference herein, is inconsistent with the accompanying prospectus, including the information incorporated by reference therein, this prospectus supplement, including the information incorporated by reference herein, will apply and will supersede that information in the accompanying prospectus (or the information incorporated by reference therein).

        It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus issued by us in making your investment decision. You should also read and consider the information in the documents to which we have referred you in "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated herein or therein by reference and any related free writing prospectus issued by us, is accurate only as of the respective dates of such documents or other dates as may be specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those respective dates.

S-ii

SUMMARY

        The information below is only a summary of more detailed information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein. This summary does not contain all of the information that is important to you or that you should consider before investing in the notes. As a result, you should read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully.

 The Company

        We are a real estate investment trust, or REIT, formed in 1995 under the laws of the State of Maryland. Our primary business is the ownership of hotels and travel centers. As of September 30, 2016, we owned 305 hotels and 198 travel centers located in 45 states, Canada and Puerto Rico, in which we have invested approximately $9.0 billion.

        Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 964-8389.

Recent Developments

RMR LLC Incentive Management Fee

        The incentive management fee payable under our business management agreement with The RMR Group LLC, or RMR LLC, for 2016 is $52.4 million and is payable in cash by January 30, 2017. As of September 30, 2016, we had recorded $56.3 million of estimated incentive management fees. We expect to reverse $3.9 million of previously accrued incentive management fee expense in the fourth quarter of 2016 to reflect the actual incentive management fees due for the year ended December 31, 2016.

        Under the business management agreement, the incentive management fee may be earned by RMR LLC for an annual period in an amount, subject to a cap based on the value of our outstanding common shares of beneficial interest, $.01 par value, or our common shares, equal to 12% of the product of (a) our equity market capitalization on the last trading day on the year immediately prior to the relevant measurement period and (b) the amount (expressed as a percentage) by which the total return per share, as defined, realized by the holders of our common shares (i.e., share price appreciation plus dividends) exceeds the total shareholder return of the SNL US REIT Hotel Index for the relevant measurement period.

 The Offerings

        The following is a summary of certain terms of the notes. For a more complete description of the terms of the notes, including the meanings of capitalized terms, see "Description of the Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus.

Issuer	Hospitality Properties Trust
Notes Offered
$200 million aggregate principal amount of 4.500% Senior Notes due 2023, which will be a further issuance of, will be interchangeable with and will be consolidated and form a single series with the existing 2023 notes, and $400 million aggregate principal amount of 4.950% Senior Notes due 2027.
Maturity	The 2023 notes will mature on June 15, 2023, unless previously redeemed, and the 2027 notes will mature on February 15, 2027, unless previously redeemed.
Interest Payment Dates
Interest on the 2023 notes offered hereby will accrue from December 15, 2016, the last date on which interest was paid on the existing 2023 notes. Interest on the 2027 notes will accrue from the date the 2027 notes are issued. Interest on the 2023 notes offered hereby will be paid semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2017, and interest on the 2027 notes will be paid semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2017.
Ranking
The 2023 notes are our senior unsecured obligations and rank equally with the other series and with all of our other existing and future unsecured and unsubordinated indebtedness outstanding from time to time. The 2023 notes are not secured by any of our property or assets, and, as a result, you will be one of our unsecured creditors. The 2023 notes are not obligations of any of our subsidiaries. The 2023 notes are effectively subordinated to our mortgages and other secured indebtedness we incur and to all indebtedness and other liabilities and any preferred equity of our subsidiaries. The 2027 notes will be our senior unsecured obligations and will rank equally with the other series and with all of our other existing and future unsecured and unsubordinated indebtedness outstanding from time to time. The 2027 will not be secured by any of our property or assets, and, as a result, you will be one of our unsecured creditors. The 2027 notes will not be obligations of any of our subsidiaries. The 2027 notes will be effectively subordinated to our mortgages and other secured indebtedness we incur and to all indebtedness and other liabilities and any preferred equity of our subsidiaries.

Optional Redemption	We may redeem either or both series of notes at our option in whole or in part at any time and from time to time before they mature. The redemption price for notes of a series will equal the outstanding principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date and the 2023 Make-Whole Amount or 2027 Make-Whole Amount, as applicable, if any. If the 2023 notes are redeemed on or after December 15, 2022 (six months prior to their stated maturity date), the 2023 Make-Whole Amount will equal zero. If the 2027 notes are redeemed on or after August 15, 2026 (six months prior to their stated maturity date), the 2027 Make-Whole Amount will equal zero. See "Description of the Notes—The 2023 Notes—Optional Redemption of the 2023 Notes" or "Description of the Notes—The 2027 Notes—Optional Redemption of the 2027 Notes," as applicable. The notes will not have the benefit of a sinking fund.
Limitations on Incurrence of Debt
Various covenants apply to the notes, including the following (see "Description of the Notes—The 2023 Notes—Defined Terms Relating to 2023 Notes" and "Description of the Notes—The 2027 Notes—Defined Terms Relating to 2027 Notes," as applicable, for the definitions of the defined terms):
• We may not incur Debt if the additional Debt would cause our total Debt to be more than 60% of our Adjusted Total Assets.
• We may not incur Secured Debt if the additional Secured Debt would cause our total Secured Debt to be more than 40% of our Adjusted Total Assets.

•

We may not incur Debt if the additional Debt would cause the ratio of Consolidated Income Available for Debt Service to Annual Debt Service for our most recently completed four fiscal quarters to be less than 1.5 to 1.0, determined on a pro forma basis after giving effect to certain assumptions.

• We are required to maintain Total Unencumbered Assets of at least 150% of Unsecured Debt.
See "Description of the Notes—The 2023 Notes—Certain Covenants" and "Description of the Notes—The 2027 Notes—Certain Covenants."

Use of Proceeds	We estimate that our net proceeds from these offerings will be approximately $593.7 million after payment of the underwriting discounts and other estimated offering expenses payable by us (and not including the amount of accrued interest paid by the purchasers of the 2023 notes). We expect to use these net proceeds to repay amounts outstanding under our unsecured revolving credit facility, for general business purposes and possibly to redeem some or all of our outstanding 7.125% series D cumulative redeemable preferred shares of beneficial interest with an aggregate liquidation preference of approximately $290.0 million, or the Series D Preferred Shares. Affiliates of some of the underwriters are lenders under our unsecured revolving credit facility and will receive pro rata portions of the net proceeds from these offerings used to repay amounts outstanding thereunder. A portion of the net proceeds from these offerings may possibly be used to redeem all or a portion of our Series D Preferred Shares. Affiliates of certain of the underwriters are holders of our Series D Preferred Shares and will receive pro rata portions of any net proceeds from these offerings used to redeem such Series D Preferred Shares. Pending such application, we may invest the net proceeds in short term investments, some or all of which may not be investment grade rated.
Risk Factors	Investing in the notes involves risks that are described in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2015.

USE OF PROCEEDS

        We estimate that our net proceeds from these offerings will be approximately $593.7 million after payment of the underwriting discounts and other estimated offering expenses payable by us (and not including the amount of accrued interest paid by the purchasers of the 2023 notes). We expect to use the net proceeds from these offerings to repay amounts outstanding under our unsecured revolving credit facility, for general business purposes and possibly to redeem some or all of our outstanding Series D Preferred Shares with an aggregate liquidation preference of approximately $290.0 million. Pending such application, we may invest the net proceeds in short term investments, some or all of which may not be investment grade rated.

        The amounts outstanding under our unsecured revolving credit facility were incurred, in part, for general business purposes, including to fund acquisitions. Our unsecured revolving credit facility bears interest at LIBOR plus a premium and matures on July 15, 2018. At January 9, 2017, there was $191 million outstanding under our unsecured revolving credit facility and the interest rate was 1.87% per annum.

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. Additionally, affiliates of some of the underwriters are lenders under our unsecured revolving credit facility and will receive pro rata portions of the net proceeds from these offerings used to repay amounts outstanding thereunder. A portion of the net proceeds from these offerings may possibly be used to redeem all or a portion of our Series D Preferred Shares. Affiliates of certain of the underwriters are holders of our Series D Preferred Shares and will receive pro rata portions of any net proceeds from these offerings used to redeem such Series D Preferred Shares. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods shown.

	Nine Months Ended September 30,	Year Ended December 31,
	2016	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	2.31x	2.16x	2.43x	1.88x	2.13x	2.43x

        For purposes of calculating the ratios above, earnings have been calculated by adding fixed charges to income from continuing operations (including gains on sales of properties, if any) before income tax expense and equity in earnings (losses) of an investee. Fixed charges consist of interest on indebtedness and amortization of debt issuance costs and debt discounts. The ratios of earnings to fixed charges were computed by dividing our earnings by fixed charges. After giving effect to these offerings and the application of the net proceeds as described in "Use of Proceeds," the ratio of earnings to fixed charges would have been 2.00× for the nine months ended September 30, 2016 and 1.83× for the fiscal year ended December 31, 2015.

DESCRIPTION OF THE NOTES

        The following descriptions of the particular terms of the notes supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of debt securities set forth under "Description of Debt Securities" in the accompanying prospectus. Definitions of certain capitalized words used in discussing the terms of the 2023 notes and the 2027 notes appear below under "Description of the Notes—The 2023 Notes—Defined Terms Relating to 2023 Notes" and "Description of the Notes—The 2027 Notes—Defined Terms Relating to 2027 Notes," respectively, and should be read in conjunction with the following descriptions. References in this section and in the defined terms to "HPT," "we," "our," and "us" mean Hospitality Properties Trust and not its subsidiaries.

General

        We will issue the 2023 notes under an Indenture dated as of February 25, 1998, as supplemented by the Supplemental Indenture No. 15 dated as of June 6, 2013, or our Supplemental Indenture No. 15, together, our 1998 Indenture, between us and U.S. Bank National Association, as trustee, or the Trustee. We will issue the 2027 notes under an Indenture dated as of February 3, 2016 and a supplemental indenture thereto, together, our 2016 Indenture, between us and the Trustee. Each of our 1998 Indenture and our 2016 Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. This prospectus supplement briefly summarizes some of the provisions of each of our 1998 Indenture and our 2016 Indenture. These summaries are not complete. If you would like more information on these provisions, review the copy of our 1998 Indenture and our base indenture dated February 3, 2016 that we have filed with the Securities and Exchange Commission, or the SEC, and the supplement to our 2016 Indenture, relating to the 2027 notes, that we will file with the SEC. See "Incorporation of Certain Information by Reference" and "Where You Can Find More Information" in this prospectus supplement and "Information Incorporated By Reference" and "Where You Can Find More Information" in the accompanying prospectus for information about how to locate these documents. You may also review our 1998 Indenture and our 2016 Indenture at the Trustee's corporate trust office at One Federal Street, 3rd Floor, Boston, Massachusetts 02110.

        The 2023 notes are a separate outstanding series under our 1998 Indenture. We issued $300,000,000 aggregate principal amount of the 2023 notes on June 6, 2013 and are offering an additional $200,000,000 aggregate principal amount of the 2023 notes pursuant to the offering. The 2023 notes offered hereby have the same terms as the existing 2023 notes, other than their issue date, initial interest accrual date, initial 2023 Interest Payment Date and the issue price. The 2023 notes offered by this prospectus supplement and the accompanying prospectus will have the same CUSIP number as the existing 2023 notes and will trade interchangeably with the existing 2023 notes immediately upon settlement. Upon the consummation of this offering, the aggregate principal amount outstanding of our 4.500% Senior Notes due 2023, including the 2023 notes offered hereby, will be $500,000,000. The 2027 notes will be a separate series under our 2016 Indenture, initially in the aggregate principal amount of $400,000,000.

        Neither our 1998 Indenture nor our 2016 Indenture limits the amount of debt securities that we may issue under such indenture, and we may issue debt securities in one or more series up to the aggregate initial offering price authorized by us for each series. We may, without the consent of the holders of the notes, reopen either series of notes and issue additional notes under each of our 1998 Indenture and 2016 Indenture in addition to the notes of such series authorized as of the date of this prospectus supplement. Any additional notes of the same series will have the same terms as the notes of such series offered by this prospectus supplement, except for issue date, issue price and, if applicable, date of the first payment of interest thereon and related interest accrual date. Any additional notes of the same series would rank equally with the notes offered hereby; provided that if such additional notes are not fungible with the notes of such series offered hereby for U.S. federal income tax purposes, or to the extent required by applicable securities laws or regulations or procedures of The Depository Trust Company, or DTC, such additional notes would have a different CUSIP number. Unless the context otherwise requires, references herein to "2023 notes," "2027 notes," and "notes" are deemed to include any additional notes actually issued, to the extent appropriate.

        The 2023 notes will mature on June 15, 2023 (unless previously redeemed) and the 2027 notes will mature on February 15, 2027 (unless previously redeemed). The notes are only in fully registered form without coupons, in denominations of $1,000 in the case of the 2023 notes, and will be issued only in fully registered form without coupons, in denominations of $2,000 in the case of the 2027 notes, and integral multiples of $1,000 in excess thereof in each case. Each series of notes will be evidenced by a global note in book-entry form, except under the limited circumstances described below under "Description of the Notes—The 2023 Notes—Book-Entry System and Form of 2023 Notes" and "Description of the Notes—The 2027 Notes—Book-Entry System and Form of 2027 Notes," as applicable.

        As of January 10, 2017, on an adjusted basis after giving effect to the issuance of the notes and the application of the net proceeds (and not including the amount of accrued interest paid by the purchasers of the 2023 notes) thereof as described herein under "Use of Proceeds," our total outstanding indebtedness would have been approximately $3.6 billion. As of such date, total indebtedness (excluding security and other deposits and guaranties) of our subsidiaries was less than $10.0 million. We and our subsidiaries may incur additional indebtedness, including secured indebtedness, subject to the provisions described below under "—The 2023 Notes—Certain Covenants—Limitations on Incurrence of Debt" and "—The 2027 Notes—Certain Covenants—Limitations on Incurrence of Debt," as applicable.

        Except as described under "—2023 Notes—Certain Covenants" and "—2027 Notes—Certain Covenants" in this prospectus supplement and "Description of Debt Securities—Additional Terms of Debt Securities Under Our 1998 Indenture—Merger, Consolidation or Sale of Assets" and "Description of Debt Securities—Additional Terms of Debt Securities Under Our 2016 Indenture and Future Indentures—Merger, Consolidation or Sale of Assets" in the accompanying prospectus, the 1998 Indenture and 2016 Indenture do not contain any other provisions that would afford you protection in the event of (1) a highly leveraged or similar transaction involving us or any of our affiliates, (2) a change of control, or (3) a reorganization, restructuring, merger or similar transaction involving us that may adversely affect you. In addition, subject to the limitations set forth under "—The 2023 Notes—Certain Covenants" and "—The 2027 Notes—Certain Covenants" in this prospectus supplement and "Description of Debt Securities—Additional Terms of Debt Securities Under Our 1998 Indenture—Merger, Consolidation or Sale of Assets" and "Description of Debt Securities—Additional Terms of Debt Securities Under Our 2016 Indenture and Future Indentures—Merger, Consolidation or Sale of Assets" in the accompanying prospectus, we may enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation that would increase the amount of our indebtedness or substantially reduce or eliminate our assets, which might have an adverse effect on our ability to service our indebtedness, including the notes. We have no present intention of engaging in a highly leveraged or similar transaction.

The 2023 Notes

        The 2023 notes are our senior unsecured obligations and rank equally with all of our other existing and future unsecured and unsubordinated indebtedness outstanding from time to time. The 2023 notes are not guaranteed by our subsidiaries. The 2023 notes are effectively subordinated to our mortgages and other secured indebtedness, if any, and to all indebtedness and other liabilities and any preferred equity of our Subsidiaries. Accordingly, such senior obligations will have to be satisfied in full before you will be able to realize any value from the secured or indirectly held properties.

Interest and Maturity

        The 2023 notes bear interest at a rate of 4.500% per annum. Interest on the 2023 notes offered hereby will accrue from the immediately preceding 2023 Interest Payment Date to which interest has been paid or provided for, which is December 15, 2016. Interest is payable semiannually in arrears on June 15 and December 15 of each year, or the 2023 Interest Payment Dates, beginning on June 15, 2017 for the 2023 notes offered hereby, to the persons in whose names the notes are registered in the security register applicable to the notes at the close of business on the date 14 calendar days immediately preceding the applicable 2023 Interest Payment Date, or the 2023 Regular Record Date, regardless of whether the 2023 Regular Record Date is a Business Day. Accrued interest is also payable on the date of maturity or earlier redemption of the 2023 notes. Interest on the 2023 notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Unless previously redeemed, the 2023 notes will mature on June 15, 2023. If any 2023 Interest Payment Date, maturity date or redemption date falls on a day that is not a Business Day, the payment will be made on the next Business Day and no interest will accrue for the period from and after such 2023 Interest Payment Date, maturity date or redemption date.

        Payments of principal, premium, if any, and interest to holders of book-entry interests in the 2023 notes in global form will be made in accordance with the procedures of DTC and its participants in effect from time to time. See "—Book-Entry System and Form of 2023 Notes" below and "Description of Debt Securities—Global Debt Securities" in the accompanying prospectus.

Optional Redemption of the 2023 Notes

        We may redeem the 2023 notes in whole at any time or in part from time to time before they mature. The redemption price will equal the outstanding principal amount of the 2023 notes being redeemed plus accrued and unpaid interest and the 2023 Make-Whole Amount, if any. If the 2023 notes are redeemed on or after December 15, 2022 (six months prior to the stated maturity date for the 2023 notes), the 2023 Make-Whole Amount will be zero.

        We are required to give notice of such a redemption not less than 30 days nor more than 60 days prior to the redemption date to each holder's address appearing in the securities register maintained by the Trustee. In the event we elect to redeem less than all of the 2023 notes, the particular 2023 notes to be redeemed will be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

        We are not required to make any sinking fund or redemption payments prior to the stated maturity of the 2023 notes.

Certain Covenants

        Limitations on Incurrence of Debt.    HPT will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of HPT and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum, or the Adjusted Total Assets, of (without duplication):

  (1)
  the Total Assets of HPT and its Subsidiaries as of the end of the most recent calendar quarter covered in HPT's Annual Report on Form 10-K, or its Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act, with the Trustee); and

  (2)
  the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by HPT or any

    Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

        In addition to the above limitation on the incurrence of Debt, HPT will not, and will not permit any Subsidiary to, incur any Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of HPT and its Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets.

        In addition to the above limitations on the incurrence of Debt, HPT will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1.0, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

  (1)
  such Debt and any other Debt incurred by HPT and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period,

  (2)
  the repayment or retirement of any other Debt by HPT and its Subsidiaries since the first date of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period),

  (3)
  in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition being included in such pro forma calculation, and

  (4)
  in the case of any acquisition or disposition by HPT or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

        If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt will be computed on a pro forma basis as if the average interest rate which would have been in effect during the entire such four-quarter period had been the applicable rate for the entire such period.

        Maintenance of Total Unencumbered Assets.    HPT and its Subsidiaries will maintain at all times Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of HPT and its Subsidiaries on a consolidated basis.

        Provisions of Financial Information.    Whether or not we remain required to do so under the Exchange Act, to the extent permitted by law, we will agree to file all annual, quarterly and other reports and financial statements with the SEC and the Trustee on or before the applicable SEC filing dates as if we were required to do so.

Merger, Consolidation or Sale of Assets

        The provisions of the 1998 Indenture relating to certain mergers and consolidations, and certain sales of our assets, described under "Description of Debt Securities—Additional Terms of Debt

Securities Under Our 1998 Indenture—Merger, Consolidation or Sale of Assets" in the accompanying prospectus apply to the 2023 notes.

Events of Default, Notice and Waiver

        The 1998 Indenture provides that the following events are "events of default" with respect to the 2023 notes:

  (1)
  default for 30 days in the payment of any installment of interest payable on any such note when due and payable,

  (2)
  default in the payment of the principal of (or premium or the 2023 Make-Whole Amount on) any such note when due and payable,

  (3)
  default in the performance, or breach, of any covenant of HPT contained in the 1998 Indenture (other than a covenant added to the 1998 Indenture solely for the benefit of a series of debt securities other than such notes), which continues for 60 days after written notice as provided in the 1998 Indenture,

  (4)
  default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by HPT (or by any Subsidiary, the repayment for which HPT is directly responsible or liable as obligor or guarantor) having an aggregate principal amount outstanding of at least $20 million, whether such indebtedness now exists or shall hereafter be incurred or created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 10 days after written notice to HPT by the Trustee or to HPT and the Trustee by the holders of at least 25% in principal amount of the outstanding 2023 notes as provided in the 1998 Indenture, or

  (5)
  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of HPT or any Significant Subsidiary or for all or substantially all of either of their property.

        Upon acceleration of the 2023 notes in accordance with the terms of the 1998 Indenture following the occurrence of an event of default, the principal amount of the 2023 notes, plus accrued and unpaid interest thereon and the 2023 Make-Whole Amount, will become due and payable. See "Description of Debt Securities—Additional Terms of Debt Securities Under Our 1998 Indenture—Events of Default and Related Matters" in the accompanying prospectus for a description of rights, remedies and other matters relating to events of default.

Modification of Supplemental Indenture and 2023 Notes

        The 1998 Indenture and debt securities issued thereunder, including the 2023 notes described in this prospectus supplement, may be amended or otherwise changed in various circumstances, in some cases without the consent of holders of those debt securities and in some cases subject to the consent of some or all affected holders, as described under "Description of Debt Securities—Additional Terms of Debt Securities Under Our 1998 Indenture—Modification of our 1998 Indenture" in the accompanying prospectus. In addition, our Supplemental Indenture No. 15 relating to the 2023 notes provides that such supplemental indenture thereto and the 2023 notes may be amended or otherwise changed, without the consent of holders of the 2023 notes, in order to conform the terms of the supplemental indenture or the 2023 notes to the descriptions thereof contained in any prospectus supplement, the accompanying prospectus and any free writing prospectus relating to the 2023 notes.

Discharge, Defeasance and Covenant Defeasance

        The provisions of the 1998 Indenture relating to defeasance and covenant defeasance described under "Description of Debt Securities—Additional Terms of Debt Securities Under Our 1998 Indenture—Discharge, Defeasance and Covenant Defeasance" in the accompanying prospectus will apply to the 2023 notes.

Book-Entry System and Form of 2023 Notes

        The 2023 notes will be issued in the form of a single fully registered global note without coupons that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and registered in the name of its nominee, Cede & Co. This means that we will not issue certificates to each owner of the 2023 notes. Each global note will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased the 2023 notes. The participant will then keep a record of its clients who purchased the 2023 notes. Unless it is exchanged in whole or in part for a certificated note, each global note may not be transferred, except that DTC, its nominees and their successors may transfer the global note as a whole to one another. Beneficial interests in each global note will be shown on, and transfers of a global note will be made only through, records maintained by DTC and its participants. Additional information about notes in global form, DTC and the book-entry system is contained in the accompanying prospectus under the heading "Description of Debt Securities—Global Debt Securities."

Defined Terms Relating to 2023 Notes

        The following defined terms relate only to, and should be read in conjunction with the description of, the 2023 notes.

        "2023 Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any 2023 notes prior to December 15, 2022, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had been made on December 15, 2022, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had been made on December 15, 2022, over (ii) the aggregate principal amount of the 2023 notes being redeemed or paid. In the case of any redemption or accelerated payment of 2023 notes on or after December 15, 2022, the 2023 Make-Whole Amount means zero.

        "Acquired Debt" means Debt of a person or entity (1) existing at the time such person or entity becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such person or entity, in each case, other than Debt incurred in connection with, or in contemplation of, such person or entity becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or entity or the date the acquired person or entity becomes a Subsidiary.

        "Adjusted Total Assets" is defined above under "—Certain Covenants—Limitations on Incurrence of Debt."

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Annual Debt Service" as of any date means the maximum amount which is expensed in any 12-month period for interest on Debt of HPT and its Subsidiaries.

        "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York or in the city in which the corporate trust office of the Trustee is located are required or authorized to close.

        "Capital Stock" means, with respect to any entity, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such entity and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof.

        "Cash Equivalents" means demand deposits, certificates of deposit or repurchase agreements with banks or financial institutions, marketable obligations issued or directly and fully guaranteed as to timely payment by the United States of America or any of its agencies or instrumentalities, or any commercial paper or other obligation rated, at time of purchase, "P-2" or better by Moody's or "A-2" or better by Standard & Poor's.

        "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of HPT and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) interest on Debt of HPT and its Subsidiaries, (2) cash reserves made by lessees as required by HPT's leases for periodic replacement and refurbishment of HPT's assets, (3) provision for taxes of HPT and its Subsidiaries based on income, (4) amortization of debt discount and deferred financing costs, (5) provisions for gains and losses on properties and property depreciation and amortization, (6) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (7) amortization of deferred charges.

        "Debt" of HPT or any Subsidiary means, without duplication, any indebtedness of HPT or any Subsidiary, whether or not contingent, in respect of:

  (1)
  borrowed money or evidenced by bonds, notes, debentures or similar instruments,

  (2)
  indebtedness for borrowed money secured by any encumbrance existing on property owned by HPT or any Subsidiary, to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such encumbrance,

  (3)
  the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of HPT or any Subsidiary otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement,

  (4)
  the principal amount of all obligations of HPT or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, or

  (5)
  any lease of property by HPT or any Subsidiary as lessee which is reflected on HPT's consolidated balance sheet as a capitalized lease in accordance with GAAP,

to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on HPT's consolidated balance sheet in accordance with GAAP. Debt also includes, to the extent not otherwise included, any obligation by HPT or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another person or entity (other than HPT or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by HPT or any Subsidiary whenever HPT or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

        "Disqualified Stock" means, with respect to any entity, any Capital Stock of such entity which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock or shares), (2) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock, or (3) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for common stock or shares), in each case on or prior to the stated maturity of the 2023 notes.

        "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, extraordinary items, gains and losses from early extinguishment of debt and property valuation losses, as reflected in the financial statements of HPT and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "GAAP" means generally accepted accounting principles in effect from time to time as used in the United States applied on a consistent basis.

        "Joint Venture Interests" means assets of us and our Subsidiaries constituting an equity investment in real estate assets or other properties, or in an entity holding real estate assets or other properties, jointly owned by us and our Subsidiaries, on the one hand, and one or more other Persons not constituting our Affiliates, on the other, excluding any entity or properties (1) which is a Subsidiary or are properties if the co-ownership thereof (if in a separate entity) would constitute or would have constituted a Subsidiary, or (2) to which, at the time of determination, our manager at such time or an Affiliate of our manager at such time provides management services. In no event shall Joint Venture Interests include equity securities that have readily determinable fair values or any investments in debt securities, mortgages or other Debt.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

        "Reinvestment Rate" means a rate per annum equal to the sum of 0.35% (thirty-five one hundredths of one percent) plus the yield on treasury securities at constant maturity under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity (which, in the case of maturities corresponding to the principal and interest due on the 2023 notes at their maturity, shall be deemed to be December 15, 2022), as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the 2023 Make-Whole Amount shall be used.

        "Secured Debt" means Debt secured by any mortgage, lien, charge, pledge or security interest of any kind.

        "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" (within the meaning of Regulation S-X, promulgated by the SEC under the Securities Act of 1933, as amended) of HPT.

        "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the 1998 Indenture, then any publicly available source of similar market data which shall be designated by HPT.

        "Subsidiary" means any corporation or other entity of which a majority of (1) the voting power of the voting equity securities or (2) the outstanding equity interests of which are owned, directly or indirectly, by HPT or one or more other Subsidiaries of HPT. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

        "Total Assets" as of any date means the sum of (1) the Undepreciated Real Estate Assets and (2) all other assets of HPT and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles).

        "Total Unencumbered Assets" means the sum of (1) those Undepreciated Real Estate Assets not subject to an encumbrance for borrowed money and (2) all other assets of HPT and its Subsidiaries not subject to an encumbrance for borrowed money determined in accordance with GAAP (but excluding accounts receivable and intangibles); provided that, in determining Total Unencumbered Assets as a percentage of the aggregate outstanding principal amount of our and our Subsidiaries' Unsecured Debt on a consolidated basis for purposes of the covenant set forth above under "—Certain Covenants—Maintenance of Total Unencumbered Assets," Joint Venture Interests shall be excluded from Total Unencumbered Assets to the extent such Joint Venture Interests would otherwise be included therein. If Secured Debt secured by real estate or other property or assets of HPT or its Subsidiaries (the "Secondary Collateral") is fully defeased in accordance with the terms thereof or is also secured by cash or Cash Equivalents in an amount (determined at the lesser of carrying value in accordance with GAAP or fair market value) at least equal to the outstanding principal amount of such Secured Debt, such Secondary Collateral shall be deemed not to secure any portion of such Secured Debt for purposes of this definition.

        "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of HPT and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.

        "Unsecured Debt" means Debt which is not secured by any of the properties of HPT or any Subsidiary.

The 2027 Notes

        The 2027 notes will be our senior unsecured obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness outstanding from time to time. The 2027 notes will not be guaranteed by our subsidiaries. The 2027 notes will be effectively subordinated to our mortgages and other secured indebtedness, if any, and to all indebtedness and other liabilities and any preferred equity of our subsidiaries. Accordingly, such senior obligations will have to be satisfied in full before you will be able to realize any value from our secured or indirectly held properties.

Interest and Maturity

        The 2027 notes will bear interest at the rate per annum set forth on the cover page of this prospectus supplement from the date the 2027 notes are issued, which we expect will be January 13, 2017, or from the immediately preceding 2027 Interest Payment Date (as defined below) to which interest has been paid. Interest on the 2027 notes is payable semiannually in arrears on February 15 and August 15 of each year, or the 2027 Interest Payment Dates, beginning on August 15, 2017, to the persons in whose names the 2027 notes are registered at the close of business on February 1 or August 1, as the case may be, immediately preceding the applicable 2027 Interest Payment Date, or the 2027 Regular Record Date, regardless of whether the 2027 Regular Record Date is a Business Day. Accrued interest is also payable on the date of maturity or earlier redemption of the 2027 notes. Interest on the 2027 notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Unless previously redeemed, the 2027 notes will mature on February 15, 2027. If any 2027 Interest Payment Date, stated maturity date or redemption date falls on a day that is not a Business Day, the payment will be made on the next Business Day and no interest will accrue for the period from and after such 2027 Interest Payment Date, stated maturity date or redemption date.

        Payments of principal, premium, if any, and interest to holders of book-entry interests in the 2027 notes in global form will be made in accordance with the procedures of DTC and its participants in effect from time to time. See "—Book-Entry System and Form of 2027 Notes" below and "Description of Debt Securities—Global Debt Securities" in the accompanying prospectus.

Optional Redemption of the 2027 Notes

        We may redeem the 2027 notes at our option in whole or in part at any time and from time to time before they mature. The redemption price will equal the outstanding principal amount of the 2027 notes being redeemed, plus accrued and unpaid interest to the redemption date, plus the 2027 Make-Whole Amount, if any. If the 2027 notes are redeemed on or after August 15, 2026 (six months prior to their stated maturity date), the 2027 Make-Whole Amount will equal zero.

        We are required to give notice of such a redemption not less than 30 days nor more than 60 days prior to the redemption date to each holder's address appearing in the securities register maintained by the Trustee or, in the case of book-entry interests in notes in global form, in accordance with the procedures of DTC and its participants in effect from time to time. In the event we elect to redeem less than all of the 2027 notes, the particular 2027 notes to be redeemed will be selected by the Trustee by such method as the Trustee shall deem appropriate and in accordance with the procedures of DTC and its participants in effect from time to time. See "—Book-Entry System and Form of 2027 Notes" below and "Description of Debt Securities—Global Debt Securities" in the accompanying prospectus.

        We are not required to make any sinking fund or redemption payments prior to the stated maturity of the 2027 notes.

Certain Covenants

        Limitations on Incurrence of Debt.    HPT will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Debt of HPT and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication):

  (1)
  the Total Assets of HPT and its Subsidiaries as of the end of the fiscal quarter covered in HPT's Annual Report on Form 10-K, or its Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted or required under the Exchange Act with the Trustee) prior to the incurrence of such additional Debt; and

  (2)
  the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by HPT or any Subsidiary since the end of such fiscal quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

The sum of (1) and (2) is our "Adjusted Total Assets."

        HPT will not, and will not permit any Subsidiary to, incur any Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Debt of HPT and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of Adjusted Total Assets.

        HPT will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and on a pro forma basis, including the application of the proceeds therefrom, the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1.0, calculated on the assumptions that:

  (1)
  such Debt and any other Debt incurred by HPT and its Subsidiaries on a consolidated basis since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period,

  (2)
  the repayment, retirement or other discharge of any other Debt by HPT and its Subsidiaries on a consolidated basis since the first day of such four-quarter period had occurred at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period),

  (3)
  in the case of Acquired Debt or Debt incurred in connection with or in contemplation of any acquisition, including any Person becoming a Subsidiary, since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition being included in such pro forma calculation, and

  (4)
  in the case of any acquisition or disposition by HPT and its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

        If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt will be computed on a pro forma basis as if the average interest rate which would have been in effect during the entirety of such four-quarter period had been the applicable rate for the entirety of such period.

        Maintenance of Total Unencumbered Assets.    HPT and its Subsidiaries will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of HPT and its Subsidiaries on a consolidated basis in accordance with GAAP.

        Provision of Financial Information.    Whether or not HPT remains required to do so under the Exchange Act, it will transmit by mail to all holders, without cost, and file with the Trustee copies of all annual, quarterly and other reports and financial statements it would have been required to file with the SEC pursuant to the Exchange Act and promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder; provided that HPT may satisfy the foregoing requirements by making the materials available on the SEC's EDGAR system or on HPT's website within the time periods specified in the 2016 Indenture. If the 2027 notes become guaranteed by any direct or indirect parent company of HPT, HPT may satisfy its obligations under this covenant with respect to financial information relating to HPT by furnishing financial information relating to such direct or indirect parent company.

Merger, Consolidation or Sale of Assets

        The provisions of the 2016 Indenture relating to certain mergers and consolidations, and certain sales of our assets, described under "Description of Debt Securities—Additional Terms of Debt Securities Under Our 2016 Indenture and Future Indentures—Merger, Consolidation or Sale of Assets" in the accompanying prospectus will apply to the 2027 notes.

Events of Default, Notice and Waiver

        The 2016 Indenture provides that the following events are "events of default" with respect to the 2027 notes:

  (1)
  default in the payment of principal of or any premium on such notes when due and payable;

  (2)
  default for 30 days in the payment of any installment of interest payable on such notes when due and payable;

  (3)
  default in the performance of, or breach of, any covenant of HPT contained in the 2016 Indenture with respect to such notes (not including a covenant added to the 2016 Indenture solely for the benefit of a series of debt other than such notes), which continues for 60 days after HPT receives a notice of default or breach as provided in the 2016 Indenture stating we are in default or breach and requiring that it be remedied;

  (4)
  default under any bond, debenture, note or other evidence of indebtedness of HPT, or under any mortgage, indenture or other instrument of HPT (including a default with respect to debt securities issued under the 2016 Indenture other than such notes) under which there may be issued or by which there may be secured any indebtedness of HPT (or by any subsidiary, the repayment of which HPT has guaranteed or for which HPT is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or is created by the 2016 Indenture, which default constitutes a failure to pay an aggregate principal amount exceeding $50 million after the expiration of any applicable grace period, and which default results in the acceleration of the maturity of such indebtedness; such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after HPT receives notice as provided in the 2016 Indenture specifying the default and requiring that HPT discharge the other indebtedness or cause the acceleration to be rescinded or annulled; or

  (5)
  certain specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of HPT or any Significant Subsidiary or for all or substantially all of either of their property.

        Upon acceleration of the 2027 notes in accordance with the terms of the 2016 Indenture following the occurrence of an event of default, the principal amount of the 2027 notes, plus accrued and unpaid interest thereon, will become due and payable. See "Description of Debt Securities—Additional Terms of Debt Securities Under Our 2016 Indenture and Future Indentures—Events of Default and Related Matters" in the accompanying prospectus for a description of rights, remedies and other matters relating to events of default.

Modification of the 2016 Indenture and 2027 Notes

        The 2016 Indenture and debt securities issued thereunder, including the 2027 notes described in this prospectus supplement, may be amended or otherwise changed in various circumstances, in some cases without the consent of holders of those debt securities and in some cases subject to the consent of some or all affected holders, as described under "Description of Debt Securities—Additional Terms of Debt Securities Under Our 2016 Indenture and Future Indentures—Modification of an Indenture" in the accompanying prospectus.

Discharge, Defeasance and Covenant Defeasance

        The provisions of the 2016 Indenture relating to defeasance and covenant defeasance described under "Description of Debt Securities—Additional Terms of Debt Securities Under Our 2016 Indenture and Future Indentures—Discharge, Defeasance and Covenant Defeasance" in the accompanying prospectus will apply to the 2027 notes.

Book-Entry System and Form of 2027 Notes

        The 2027 notes will initially be issued in the form of one or more fully registered global notes without coupons that will be deposited with or on behalf of DTC and registered in the name of its nominee, Cede & Co. This means that we will not issue certificates to each holder of 2027 notes. Each global note will be issued to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the 2027 notes. The participant will then keep a record of its clients who purchased the 2027 notes. Unless it is exchanged in whole or in part for a certificated note, each global note may not be transferred, except that DTC, its nominees, and their successors may transfer a global note in whole to one another. Beneficial interests in the global note will be shown on, and transfers of a global note will be made only through, records maintained by DTC and its participants. Additional information about notes in global form, DTC and the book-entry system is contained in the accompanying prospectus under the heading "Description of Debt Securities—Global Debt Securities."

Defined Terms Relating to 2027 Notes

        The following defined terms relate only to, and should be read in conjunction with the description of, the 2027 notes.

        "2027 Make-Whole Amount" means, in connection with any optional redemption of any 2027 notes prior to August 15, 2026, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had been made on August 15, 2026, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had been made on August 15, 2026, over (ii) the aggregate principal amount of the 2027 notes being redeemed. In the case of any redemption of 2027 notes on or after August 15, 2026, the 2027 Make-Whole Amount equals zero.

        "Acquired Debt" means Debt of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt is deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

        "Adjusted Total Assets" is defined above under "—Certain Covenants—Limitations on Incurrence of Debt."

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Annual Debt Service" as of any date means the maximum amount which is expensed in any 12-month period for interest on Debt of HPT and its Subsidiaries, excluding amortization of debt discount and deferred financing costs.

        "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York or in the city in which the corporate trust office of the Trustee is located are required or authorized to close.

        "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof.

        "Cash Equivalents" means demand deposits, certificates of deposit or repurchase agreements with banks or other financial institutions, marketable obligations issued or directly and fully guaranteed as to timely payment by the United States of America or any of its agencies or instrumentalities, or any commercial paper or other obligation rated, at time of purchase, "P-2" (or its equivalent) or better by Moody's or "A-2" (or its equivalent) or better by Standard & Poor's.

        "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of HPT and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) interest on Debt of HPT and its Subsidiaries, (2) cash reserves made by lessees as required by HPT's leases for periodic replacement and refurbishment of HPT's assets, (3) provision for taxes of HPT and its Subsidiaries based on income, (4) amortization of debt discount and deferred financing costs, (5) provisions for gains and losses on properties and property depreciation and amortization, (6) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (7) amortization of deferred charges.

        "Debt" of HPT or any Subsidiary means, without duplication, any indebtedness of HPT or any Subsidiary, whether or not contingent, in respect of:

  (1)
  borrowed money or evidenced by bonds, notes, debentures or similar instruments,

  (2)
  indebtedness for borrowed money secured by any Encumbrance existing on property owned by HPT or any Subsidiary, to the extent of the lesser of (x) the amount of indebtedness so secured or (y) the fair market value of the property subject to such Encumbrance,

  (3)
  the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of HPT or any Subsidiary otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement,

  (4)
  the principal amount of all obligations of HPT or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, or

  (5)
  any lease of property by HPT or any Subsidiary as lessee which is reflected on HPT's consolidated balance sheet as a capitalized lease in accordance with GAAP,

to the extent, in the case of items of indebtedness under (1) through (5) above, that any such items (other than letters of credit) would be properly classified as a liability on HPT's consolidated balance sheet in accordance with GAAP. Debt also (1) excludes any indebtedness (A) with respect to which a defeasance or covenant defeasance or discharge has been effected (or an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, the applicable maturity date or redemption date, and any premium or otherwise as provided in the terms of such indebtedness) in accordance with the terms thereof or which has been repurchased, retired, repaid, redeemed, irrevocably called for redemption (and an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, such redemption date, and any premium) or otherwise satisfied or (B) that is secured by cash or Cash Equivalents irrevocably deposited with a trustee in an amount, in the case of this clause (B), at least equal to the outstanding principal amount of such indebtedness and the remaining scheduled payments of interest thereon and (2) includes, to the extent not otherwise included, any obligation by HPT or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than HPT or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by HPT or any Subsidiary whenever HPT or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), (2) is convertible into or exchangeable or exercisable for Debt, other than Subordinated Debt, or Disqualified Stock, or (3) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), in each case on or prior to the stated maturity of the principal of the 2027 notes.

        "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, extraordinary items, gains and losses from early extinguishment of debt and property valuation losses, in each case as reflected in the financial statements of HPT and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Encumbrance" means any mortgage, lien, charge, pledge, security interest or other encumbrance of any kind.

        "GAAP" means generally accepted accounting principles in the United States, which were generally accepted at February 3, 2016, which is the date on which securities were initially issued by HPT under the Indenture, dated February 3, 2016, between HPT and U.S. Bank National Association, as trustee.

        "Joint Venture Interests" means assets of HPT and its Subsidiaries constituting an equity investment in real estate assets or other properties, or in an entity holding real estate assets or other properties, jointly owned by HPT and its Subsidiaries, on the one hand, and one or more other Persons not constituting HPT's Affiliates, on the other, excluding any entity or properties (1) which is a Subsidiary or are properties if the co-ownership thereof (if in a separate entity) would constitute or would have constituted a Subsidiary, or (2) to which, at the time of determination, HPT's manager at such time or an Affiliate of HPT's manager at such time provides management services. In no event shall Joint Venture Interests include equity securities that are part of a class of equity securities that are traded on a national or regional securities exchange or a recognized over-the-counter market or any investments in debt securities, mortgages or other Debt.

        "Moody's" means Moody's Investors Service, Inc., or any successor thereof.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Reinvestment Rate" means a rate per annum equal to the sum of 0.45% (forty-five one hundredths of one percent) plus the yield on treasury securities at constant maturity under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity (which, in the case of maturities corresponding to the principal and interest due on the 2027 notes at their maturity, shall be deemed to be August 15, 2026), as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the 2027 Make-Whole Amount shall be used.

        "Secured Debt" means Debt of HPT or its Subsidiaries secured by an Encumbrance on the property of HPT or its Subsidiaries.

        "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" (within the meaning of Regulation S-X, promulgated by the SEC under the Securities Act of 1933, as amended) of HPT.

        "Standard & Poor's" means Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business, or any successor thereof.

        "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the 2016 Indenture, then any publicly available source of similar market data which shall be designated by HPT.

        "Subordinated Debt" means Debt which by the terms of such Debt is subordinated in right of payment to the principal of and interest and premium, if any, on the 2027 notes.

        "Subsidiary" means any corporation or other Person of which a majority of (1) the voting power of the voting equity securities or (2) the outstanding equity interests of which are owned, directly or indirectly, by HPT or one or more other Subsidiaries of HPT. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors or persons serving comparable functions as directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

        "Total Assets" as of any date means the sum of (1) the Undepreciated Real Estate Assets and (2) all other assets of HPT and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles).

        "Total Unencumbered Assets" as of any date means the sum of (1) Undepreciated Real Estate Assets not securing any portion of Secured Debt and (2) the amount of all other assets of HPT and its Subsidiaries not securing any portion of Secured Debt, in each case on such date determined on a consolidated basis in accordance with GAAP (but excluding accounts receivable and intangibles); provided that, in determining Total Unencumbered Assets as a percentage of the aggregate outstanding principal amount of the Unsecured Debt of HPT and its Subsidiaries on a consolidated basis for purposes of the covenant set forth above under "—Certain Covenants—Maintenance of Total Unencumbered Assets," Joint Venture Interests shall be excluded from Total Unencumbered Assets to the extent such Joint Venture Interests would otherwise be included therein.

        "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of HPT and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.

        "Unsecured Debt" means any Debt of HPT or its Subsidiaries which is not Secured Debt.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following summary of United States federal income tax considerations is based upon the Internal Revenue Code of 1986, as amended, or the Tax Code, Treasury regulations, and rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or possible differing interpretations. We have not sought a ruling from the Internal Revenue Service, or the IRS, with respect to any matter described in this summary, and we cannot provide any assurance that the IRS or a court will agree with the statements made in this summary. This summary is applicable to holders of the 2023 notes and holders of the 2027 notes, and each series of notes is referred to in this summary as our notes. However, the considerations in this summary are to be applied separately to each series of notes. The summary applies to you only if you hold our notes as a capital asset, which is generally an asset held for investment rather than as inventory or as property used in a trade or business. The summary does not discuss all of the particular tax considerations that might be relevant to you if you are subject to special rules under federal income tax law, for example if you are:

  •
  a bank, insurance company or other financial institution;

  •
  a regulated investment company or REIT;

  •
  a subchapter S corporation;

  •
  a broker, dealer or trader in securities or foreign currency;

  •
  a U.S. holder (as defined below) that has a functional currency other than the United States dollar;

  •
  a person who acquires or owns our notes in connection with employment or other performance of services;

  •
  a person subject to alternative minimum tax;

  •
  a person who acquires or owns our notes as part of a straddle, hedging transaction, constructive sale transaction, constructive ownership transaction or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction;

  •
  a United States expatriate;

  •
  a nonresident alien individual present in the United States for 183 days or more during an applicable taxable year; or

  •
  except as specifically described in the following summary, a trust, estate, tax-exempt entity or foreign person.

        In addition, the following summary does not address all possible tax considerations relating to the acquisition, ownership and disposition of our notes, and in particular does not discuss any estate, gift, generation-skipping transfer, state, local or foreign tax considerations. For all these reasons, we encourage you and any prospective acquiror of our notes to consult with a tax advisor about the federal income tax and other tax considerations of the acquisition, ownership and disposition of our notes.

        Your federal income tax consequences generally will differ depending on whether or not you are a "U.S. holder." For purposes of this summary, you are a U.S. holder if you are a beneficial owner of our notes and for federal income tax purposes are:

  •
  an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal income tax laws;

  •
  an entity treated as a corporation for federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or, to the extent provided in Treasury regulations, a trust in existence on August 20, 1996 that has elected to be treated as a domestic trust;

whose status as a U.S. holder is not overridden by an applicable tax treaty. Conversely, you are a "non-U.S. holder" if you are a beneficial owner of our notes other than a partnership or a U.S. holder.

        If any entity treated as a partnership for federal income tax purposes holds our notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Any entity or other arrangement treated as a partnership for federal income tax purposes that holds our notes and the partners in such a partnership (as determined for federal income tax purposes) are urged to consult their own tax advisors about the federal income tax consequences and other tax consequences of the acquisition, ownership and disposition of our notes.

Qualified Reopening of 2023 Notes

        Pursuant to Treasury regulations, the additional issuance of the 2023 notes offered hereby will be treated as a "qualified reopening" of such notes for United States federal income tax purposes. Accordingly, the 2023 notes will be deemed to have the same issue date, the same issue price, and the same adjusted issue price as the original notes issued in June 2013. The price to the public for the 2023 notes will reflect interest accrued from December 15, 2016, which will be included in the accrued interest to be paid on the first 2023 Interest Payment Date on June 15, 2017. A holder acquiring 2023 notes in this offering must treat a corresponding portion of the interest payment on the first 2023 Interest Payment Date as a nontaxable return of the amount paid for accrued interest, rather than as an amount payable on the 2023 notes, and the amount paid for accrued interest should be excluded from a holder's adjusted tax basis in a note. Depending on a holder's purchase price for the 2023 notes offered hereby and excluding any amount paid for accrued interest, the holder may have acquired the 2023 notes with either bond premium or market discount. Special rules can apply to bond premium or market discount, as discussed below.

Tax Considerations for U.S. Holders

        If you are a U.S. holder:

        Payments of interest.    You must generally include interest on a note in your gross income as ordinary interest income:

  •
  when you receive it, if you use the cash method of accounting for federal income tax purposes, or

  •
  when it accrues, if you use the accrual method of accounting for federal income tax purposes.

Any portion of the purchase price for a note that is allocable to prior accrued interest generally may be treated as offsetting a portion of the interest income from the next scheduled interest payment on the note. Any interest income so offset is not taxable.

        Market discount.    If you acquire a note and your adjusted tax basis in it upon acquisition is less than its principal amount, you will be treated as having acquired the note at a "market discount" unless the amount of this market discount is less than a de minimis amount (generally 0.25% of the principal amount of the note multiplied by the number of remaining whole years to maturity of the note). Under the market discount rules, you will be required to treat any gain on the sale, exchange, redemption, retirement, or other taxable disposition of a note, or any appreciation in a note in the case of certain nontaxable dispositions, such as a gift, as ordinary income to the extent of the market discount which has not previously been included in your income and which is treated as having accrued on the note at the time of the disposition. In addition, you may be required to defer, until the maturity of the note or earlier taxable disposition, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note. Any market discount will be considered to accrue ratably during the period from the date of your acquisition to the maturity date of the note, unless you elect to accrue the market discount on a constant yield method. In addition, you may elect to include market discount in income currently as it accrues, on either a ratable or constant yield method, in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired by you during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. We encourage you to consult with your tax advisor regarding these elections.

        Amortizable bond premium.    If you acquire a note and your adjusted tax basis in it upon acquisition is greater than its principal amount, you will be treated as having acquired the note with "bond premium." You generally may elect to amortize this bond premium over the remaining term of the note on a constant yield method, and the amount amortized in any year will generally be treated as a reduction of your interest income from the note for that year. If the amount of your bond premium amortization would be lower if calculated based on an earlier optional redemption date and the redemption price on that date than the amount of amortization calculated through that date based on the note's maturity date and its stated principal amount, then you must calculate the amount and timing of your bond premium amortization deductions assuming that the note will be redeemed on the optional redemption date at the optional redemption price. You may generally recalculate your bond premium amortization amount and schedule of deductions to the extent your note is not actually redeemed at that earlier optional redemption date. If you do not make an election to amortize bond premium, your bond premium on a note will decrease the gain or increase the loss that you otherwise recognize on a disposition of that note. Any election to amortize bond premium applies to all taxable debt obligations that you hold at the beginning of the first taxable year to which the election applies and that you thereafter acquire. You may not revoke an election to amortize bond premium without the consent of the IRS. We encourage you to consult with your tax advisor regarding this election.

        Disposition of a note.    Upon the sale, exchange, redemption, retirement or other disposition of a note, you generally will recognize taxable gain or loss in an amount equal to the difference, if any, between (1) the amount you receive in cash or in property, valued at its fair market value, upon this sale, exchange, redemption, retirement or other disposition, other than amounts representing accrued and unpaid interest which will be taxable as interest income, and (2) your adjusted tax basis in the note. Your adjusted tax basis in the note will, in general, equal your acquisition cost for the note, exclusive of any amount paid allocable to prior accrued interest, as increased by any market discount you have included in income in respect of the note, and as decreased by any amortized bond premium on the note. Except to the extent of any accrued market discount not previously included in income, as discussed above, your gain or loss will be capital gain or loss, and will be long-term capital gain or loss if you have held the note for more than one year at the time of disposition. For noncorporate U.S. holders, preferential rates of tax may apply to long-term capital gains. The deductibility of capital losses is subject to limitation.

        Medicare contribution tax.    U.S. holders that are individuals, estates or trusts are generally required to pay a 3.8% Medicare tax on their net investment income (including interest on our notes and gains from the sale or other disposition of our notes), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds.

Tax Considerations for Non-U.S. Holders

        The rules governing the United States federal income taxation of non-U.S. holders are complex, and the following discussion is intended only as a summary of these rules. If you are a non-U.S. holder, we urge you to consult with your own tax advisor to determine the impact of United States federal, state, local and foreign tax laws, including any tax return filing and other reporting requirements, with respect to your investment in our notes.

        If you are a non-U.S. holder:

        Generally.    You will not be subject to federal income taxes on payments of principal, premium, 2023 Make-Whole Amount, or 2027 Make-Whole Amount, if any, or interest on a note, or upon the sale, exchange, redemption, retirement or other disposition of a note, if:

  •
  you do not own directly or indirectly 10% or more of the total voting power of all classes of our voting shares;

  •
  your income and gain in respect of the note is not effectively connected with the conduct of a United States trade or business;

  •
  you are not a controlled foreign corporation that is related to or under common control with us;

  •
  we or the applicable paying agent, or the Withholding Agent, have timely received from you a properly executed, applicable IRS Form W-8 or substantially similar form in the year in which a payment of interest, principal, premium, 2023 Make-Whole Amount, or 2027 Make-Whole Amount occurs, or in a previous calendar year to the extent provided for in the instructions to the applicable IRS Form W-8; and

  •
  in the case of gain upon the sale, exchange, redemption, retirement or other disposition of a note recognized by an individual non-U.S. holder, you were present in the United States for less than 183 days during the taxable year in which the gain was recognized.

        The IRS Form W-8 or a substantially similar form must be signed by you under penalties of perjury certifying that you are a non-U.S. holder and providing your name and address, and you must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If you hold a note through a securities clearing organization or other qualified financial institution, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must generally be accompanied by a statement containing the relevant information from the executed IRS Form W-8 or substantially similar form that you provided to the organization or institution. If you are a partner in a partnership holding our notes, both you and the partnership must comply with applicable certification requirements.

        Except in the case of income or gain in respect of a note that is effectively connected with the conduct of a United States trade or business, discussed below, interest received or gain recognized by you which does not qualify for exemption from taxation will be subject to federal income tax at a rate of 30%, which will be withheld from payments of interest, unless reduced or eliminated by an applicable tax treaty. You must generally use an applicable IRS Form W-8, or a substantially similar form, to claim tax treaty benefits. If you are a non-U.S. holder claiming benefits under an income tax treaty, you should be aware that you may be required to obtain a taxpayer identification number and to certify your eligibility under the applicable treaty's limitations on benefits article in order to comply with the applicable certification requirements of the Treasury regulations.

        Effectively connected income and gain.    If you are a non-U.S. holder whose income and gain in respect of a note are effectively connected with the conduct of a United States trade or business (and, if provided by an applicable income tax treaty, are attributable to a permanent establishment or fixed base you maintain in the United States), you will be subject to regular federal income tax on this income and gain in generally the same manner as U.S. holders, and general federal income tax return filing requirements will apply. In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected adjusted earnings and profits for the taxable year, unless you qualify for a lower rate under an applicable tax treaty. To obtain an exemption from withholding on interest on the notes that is effectively connected with the conduct of a United States trade or business, you must generally supply to the Withholding Agent an applicable IRS Form W-8, or a substantially similar form.

Information Reporting, Backup Withholding, and Foreign Account Withholding

        Information reporting, backup withholding and withholding under the Foreign Account Tax Compliance Act, or FATCA, may apply to interest and other payments to you under the circumstances discussed below. Amounts withheld under backup withholding are generally not an additional tax and may be refunded by the IRS or credited against your federal income tax liability, provided that you furnish required information to the IRS. The backup withholding rate is currently 28%.

        Under FATCA, non-U.S. financial institutions and other non-U.S. entities are subject to diligence and reporting requirements for purposes of identifying accounts and investments held directly or indirectly by U.S. persons. The failure to comply with these additional information reporting, certification and other requirements could result in a 30% withholding tax on applicable payments to non-U.S. persons. In particular, a payee that is a foreign financial institution that is subject to the diligence and reporting requirements described above must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by "specified United States persons" or "United States-owned foreign entities" (each as defined in the Tax Code), annually report information about such accounts, and withhold 30% on applicable payments to noncompliant foreign financial institutions and account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these requirements may be subject to different rules. The foregoing withholding will generally apply currently to payments of interest on our 2027 notes, and is expected to generally apply to other "withholdable payments" (including payments of gross proceeds from a sale, exchange, redemption, retirement, or other disposition of our 2027 notes) made after December 31, 2018. In general, to avoid withholding, any non-U.S. intermediary through which a holder owns our 2027 notes must establish its compliance with the foregoing regime, and a non-U.S. holder must provide specified documentation (usually an applicable IRS Form W-8) containing information about its identity, its status, and if required, its direct and indirect U.S. owners. We encourage you to consult with your tax advisor regarding foreign account tax compliance if you hold our 2027 notes through a non-U.S. intermediary or are a non-U.S. holder.

        The FATCA withholding described above does not apply with respect to "grandfathered obligations" issued before July 1, 2014, unless they are treated as "significantly modified" (within the meaning of the Treasury regulations) on or after such date. In addition, obligations that are issued after July 1, 2014 in a "qualified reopening" of obligations that were issued before July 1, 2014 are likewise grandfathered from application of FATCA. The issuance of the 2023 notes will be treated as a qualified reopening of notes that were issued before July 1, 2014. Accordingly, payments of interest on the 2023 notes and the gross proceeds from a sale of such notes will not be subject to FATCA withholding. We encourage you to consult with your tax advisor regarding foreign account tax compliance if you hold our 2023 notes through a non-U.S. intermediary or are a non-U.S. holder.

        If you are a U.S. Holder.    You may be subject to backup withholding when you receive interest payments on a note or proceeds upon the sale, exchange, redemption, retirement or other disposition of a note. In general, you can avoid this backup withholding if you properly execute under penalties of perjury an IRS Form W-9 or a substantially similar form on which you:

  •
  provide your correct taxpayer identification number;

  •
  certify that you are exempt from backup withholding because (a) you come within an enumerated exempt category, (b) you have not been notified by the IRS that you are subject to backup withholding, or (c) you have been notified by the IRS that you are no longer subject to backup withholding; and

  •
  certify that you are a U.S. citizen or other U.S. person.

        If you do not provide your correct taxpayer identification number and appropriate certifications on an IRS Form W-9 or a substantially similar form, you may be subject to penalties imposed by the IRS.

        Unless you have established on a properly executed IRS Form W-9 or a substantially similar form that you come within an enumerated exempt category, interest and other payments on the notes paid to you during the calendar year, and the amount of tax withheld, if any, will be reported to you and to the IRS.

        If you are a non-U.S. Holder.    The amount of interest paid to you on a note during each calendar year, and the amount of tax withheld, if any, will generally be reported to you and to the IRS. This information reporting requirement applies regardless of whether you were subject to withholding or whether the withholding was reduced or eliminated by an applicable tax treaty. Also, interest paid to you on a note generally will be subject to backup withholding unless you properly certify your non-U.S. holder status on an applicable IRS Form W-8 or a substantially similar form in the manner described above, under "Tax Considerations for Non-U.S. Holders." Information reporting and backup withholding will not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of a note, if you properly certify that you are a non-U.S. holder on an applicable IRS Form W-8 or a substantially similar form. Even without having executed an applicable IRS Form W-8 or a substantially similar form, however, in some cases information reporting and backup withholding may not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of a note, if you receive those proceeds through a broker's foreign office.

UNDERWRITING (CONFLICTS OF INTEREST)

        We intend to offer the notes through the underwriters named below. Citigroup Global Markets Inc., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC are acting as joint book running managers of these offerings and as representatives of the underwriters. Subject to the terms and conditions contained in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the aggregate principal amount of the notes listed opposite their names below.

Underwriter	Principal Amount of 2023 Notes	Principal Amount of 2027 Notes
Citigroup Global Markets Inc.	$33,000,000	$66,000,000
RBC Capital Markets, LLC	33,000,000	66,000,000
UBS Securities LLC	33,000,000	66,000,000
Wells Fargo Securities, LLC	33,000,000	66,000,000
BBVA Securities Inc.	10,000,000	20,000,000
Mizuho Securities USA Inc.	10,000,000	20,000,000
PNC Capital Markets LLC	10,000,000	20,000,000
Regions Securities LLC	10,000,000	20,000,000
U.S. Bancorp Investments, Inc.	10,000,000	20,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	6,000,000	12,000,000
Morgan Stanley & Co. LLC	6,000,000	12,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	1,500,000	3,000,000
SMBC Nikko Securities America, Inc.	1,500,000	3,000,000
Fifth Third Securities, Inc.	1,500,000	3,000,000
FTN Financial Securities Corp.	1,500,000	3,000,000

Total	$200,000,000	$400,000,000

        The underwriters have agreed to purchase all of the 2023 notes or the 2027 notes, respectively, sold pursuant to the underwriting agreement if they purchase any of the 2023 notes or any of the 2027 notes. However, the sales of the 2023 notes and the 2027 notes are not conditional upon each other, and we may consummate the sale of one series and not the other, or consummate the sales at different times. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions, Discounts and Expenses

        The representatives of the underwriters have advised us that the underwriters propose initially to offer the notes to the public at the public offering prices listed on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of 0.350% of the principal amount per 2023 note and 0.400% of the principal amount per 2027 note. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.250% of the principal amount per 2023 note and 0.250% of the principal amount per 2027 note to other dealers. After the initial public offerings, the public offering prices, concessions and discounts may be changed.

        The following table summarizes the discounts that we will pay to the underwriters in connection with these offerings.

Underwriting Discount Paid by Us
Per 2023 Note	0.6125%
Total	$1,225,000
Per 2027 Note	0.6500%
Total	$2,600,000

        The expenses of these offerings, not including the underwriting discounts, are estimated to be $750,000 and are payable by us.

Reopening and New Issue of Securities

        The 2023 notes offered hereby will be a further issuance of, will be interchangeable with and will be consolidated and form a single series with, the existing 2023 notes. The 2027 notes will be a new issue of securities with no established trading market. We do not intend to apply for listing of either series of notes on any securities exchange or for quotation of either series of notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of these offerings. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot provide you with any assurance of the liquidity of the trading market for the 2023 notes or the 2027 notes or that an active public market will exist for the 2023 notes or will develop for the 2027 notes. If an active public trading market does not develop for the 2027 notes or does not continue for the 2023 notes, the market price and liquidity of such notes may be adversely affected.

Price Stabilization and Short Positions

        In connection with these offerings, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offerings of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Finally, the underwriters may reclaim selling concessions allowed for distributing the notes in these offerings, if the underwriters repurchase previously distributed notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities at any time.

        Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the preceding paragraph may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in those types of transactions or that those transactions, once commenced, will not be discontinued without notice.

Conflicts of Interest

        Affiliates of certain of the underwriters, including affiliates of Citigroup Global Markets Inc., RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, BBVA Securities Inc., Mizuho Securities USA Inc., PNC Capital Markets LLC, Regions Securities LLC, U.S. Bancorp Investments, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC,

SMBC Nikko Securities America, Inc. and FTN Financial Securities Corp., are lenders to us under our unsecured revolving credit facility and will receive pro rata portions of the net proceeds from these offerings used to repay amounts outstanding thereunder.

        A portion of the net proceeds from these offerings may possibly be used to redeem all or a portion of our Series D Preferred Shares. Affiliates of certain of the underwriters are holders of our Series D Preferred Shares and will receive pro rata portions of any net proceeds from these offerings used to redeem such Series D Preferred Shares.

Other Relationships

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions. U.S. Bank National Association, the Trustee under the Indentures, is an affiliate of U.S. Bancorp Investments, Inc., one of the underwriters.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Investors in Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with these offerings.

LEGAL MATTERS

        Sullivan & Worcester LLP, Boston, Massachusetts, our lawyers, will issue an opinion about the legality of the notes. Sidley Austin LLP, New York, New York, the underwriters' lawyers, will also issue an opinion to the underwriters as to certain matters. Sullivan & Worcester LLP and Sidley Austin LLP will rely, as to certain matters of Maryland law, upon an opinion of Venable LLP, Baltimore, Maryland. Sullivan & Worcester LLP also has passed upon our qualification and taxation as a REIT in an opinion filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Sullivan & Worcester LLP also represents RMR LLC which is our manager, TravelCenters of America LLC, or TA, Sonesta International Hotels Corporation, or Sonesta, and certain of their affiliates and related parties on various matters.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

  •
  our Current Reports on Form 8-K dated January 4, 2016, January 29, 2016, February 1, 2016, February 10, 2016, March 31, 2016, May 25, 2016, June 17, 2016, June 22, 2016, June 30, 2016, August 15, 2016, August 25, 2016, September 7, 2016 and September 30, 2016; and

  •
  the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, from our definitive Proxy Statement for our 2016 Annual Meeting of Shareholders dated February 25, 2016.

        We also incorporate by reference each of the following documents that we file with the SEC after the date of this prospectus supplement but before the termination of the offerings of the notes:

  •
  Reports filed under Sections 13(a) and (c) of the Exchange Act;

  •
  Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting; and

  •
  Any reports filed under Section 15(d) of the Exchange Act.

        Any information in future filings that is meant to supersede or modify any existing statement in this prospectus supplement will so supersede or modify the statement as appropriate.

        You may request a copy of any of these filings (excluding exhibits other than those which we specifically incorporate by reference in this prospectus supplement or the accompanying prospectus), at no cost, by writing, or telephoning us at the following address:

Investor Relations
Hospitality Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 964-8389

WHERE YOU CAN FIND MORE INFORMATION

        You may read and copy any material that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also access our SEC filings over the Internet at the SEC's website at http://www.sec.gov.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

        THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS THAT ARE INCORPORATED HEREIN OR THEREIN BY REFERENCE CONTAIN STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE," "WILL," "MAY," AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

  •
  OUR HOTEL MANAGERS' OR TENANTS' ABILITIES TO PAY THE CONTRACTUAL AMOUNTS OF RETURNS OR RENTS DUE TO US,

  •
  OUR ABILITY TO MAKE ACQUISITIONS OF PROPERTIES AND OTHER INVESTMENTS,

  •
  OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS,

  •
  OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND THE AMOUNT OF SUCH DISTRIBUTIONS,

  •
  OUR ABILITY TO RAISE EQUITY OR DEBT CAPITAL,

  •
  OUR ABILITY TO APPROPRIATELY BALANCE OUR USE OF DEBT AND EQUITY CAPITAL,

  •
  OUR INTENT TO MAKE IMPROVEMENTS TO CERTAIN OF OUR PROPERTIES AND THE SUCCESS OF OUR HOTEL RENOVATION PROGRAM,

  •
  OUR ABILITY TO ENGAGE AND RETAIN QUALIFIED MANAGERS AND TENANTS FOR OUR HOTELS AND TRAVEL CENTERS ON SATISFACTORY TERMS,

  •
  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR UNSECURED REVOLVING CREDIT FACILITY,

  •
  OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT,

  •
  OUR CREDIT RATINGS,

  •
  THE ABILITY OF TA TO PAY CURRENT AND DEFERRED RENT AMOUNTS DUE TO US,

  •
  OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP OF THE RMR GROUP INC., OR RMR INC.,

  •
  OUR EXPECTATION THAT WE BENEFIT FINANCIALLY BY PARTICIPATING IN AFFILIATES INSURANCE COMPANY, OR AIC, AND FROM OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC,

  •
  OUR QUALIFICATION FOR TAXATION AS A REIT,

  •
  OUR EXPECTED USE OF PROCEEDS FROM THESE OFFERINGS, AND

  •
  OTHER MATTERS.

        OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS AVAILABLE FOR COMMON SHAREHOLDERS, NORMALIZED FUNDS FROM OPERATIONS AVAILABLE FOR COMMON SHAREHOLDERS, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

  •
  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR MANAGERS AND TENANTS,

  •
  COMPETITION WITHIN THE REAL ESTATE, HOTEL, TRANSPORTATION AND TRAVEL CENTER INDUSTRIES, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED,

  •
  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS AFFECTING THE REAL ESTATE, HOTEL, TRANSPORTATION AND TRAVEL CENTER INDUSTRIES, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS,

  •
  LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES,

  •
  ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL, AND

  •
  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEES, TA, SONESTA, RMR INC., RMR LLC, AIC AND OTHERS AFFILIATED WITH THEM.

FOR EXAMPLE:

  •
  OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS AND THE CAPITAL COSTS WE INCUR TO MAINTAIN OUR PROPERTIES. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON AND PREFERRED SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED,

  •
  THE SECURITY DEPOSITS WHICH WE HOLD ARE NOT IN SEGREGATED CASH ACCOUNTS OR OTHERWISE SEPARATE FROM OUR OTHER ASSETS AND LIABILITIES. ACCORDINGLY, WHEN WE RECORD INCOME BY REDUCING OUR SECURITY DEPOSIT LIABILITIES, WE DO NOT RECEIVE ANY ADDITIONAL CASH PAYMENT. BECAUSE WE DO NOT RECEIVE ANY ADDITIONAL CASH PAYMENT AS WE APPLY SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS, THE FAILURE OF OUR MANAGERS OR TENANTS TO PAY MINIMUM RETURNS OR RENTS DUE TO US MAY REDUCE OUR CASH FLOWS AND OUR ABILITY TO PAY DISTRIBUTIONS TO SHAREHOLDERS,

  •
  AS OF SEPTEMBER 30, 2016, APPROXIMATELY 79% OF OUR AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS WERE SECURED BY GUARANTEES OR SECURITY DEPOSITS FROM OUR MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, CERTAIN

    OF THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND ALL THE GUARANTEES ARE SUBJECT TO THE GUARANTORS' ABILITY AND WILLINGNESS TO PAY. THE BALANCE OF OUR ANNUAL MINIMUM RETURNS AND RENTS AS OF SEPTEMBER 30, 2016 WAS NOT GUARANTEED NOR DO WE HOLD A SECURITY DEPOSIT WITH RESPECT TO THOSE AMOUNTS. WE CANNOT BE SURE OF THE FUTURE FINANCIAL PERFORMANCE OF OUR PROPERTIES AND WHETHER SUCH PERFORMANCE WILL COVER OUR MINIMUM RETURNS AND RENTS, WHETHER THE GUARANTEES OR SECURITY DEPOSITS WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS OR RENTS DUE TO US, OR REGARDING OUR MANAGERS', TENANTS' OR GUARANTORS' FUTURE ACTIONS IF AND WHEN THE GUARANTEES AND SECURITY DEPOSITS EXPIRE OR ARE DEPLETED OR THEIR ABILITY OR WILLINGNESS TO PAY MINIMUM RETURNS AND RENTS OWED TO US,

  •
  WE HAVE RECENTLY RENOVATED CERTAIN HOTELS AND ARE CURRENTLY RENOVATING ADDITIONAL HOTELS. THE COST OF CAPITAL PROJECTS ASSOCIATED WITH SUCH RENOVATIONS MAY BE GREATER THAN WE NOW ANTICIPATE. WHILE OUR FUNDING OF THESE CAPITAL PROJECTS WILL CAUSE OUR CONTRACTUAL MINIMUM RETURNS TO INCREASE, THE HOTELS' OPERATING RESULTS MAY NOT INCREASE OR MAY NOT INCREASE TO THE EXTENT THAT THE MINIMUM RETURNS INCREASE. ACCORDINGLY, COVERAGE OF OUR MINIMUM RETURNS AT THESE HOTELS MAY REMAIN DEPRESSED FOR AN EXTENDED PERIOD,

  •
  WE EXPECT TO PURCHASE FROM TA CAPITAL IMPROVEMENTS TA EXPECTS TO MAKE TO THE TRAVEL CENTERS WE LEASE TO TA. PURSUANT TO THE TERMS OF THE APPLICABLE LEASES, THE ANNUAL RENT PAYABLE TO US BY TA WILL INCREASE AS A RESULT OF ANY SUCH PURCHASES. WE MAY ULTIMATELY PURCHASE MORE OR LESS THAN THIS BUDGETED AMOUNT. TA MAY NOT REALIZE RESULTS FROM ANY OF THESE CAPITAL IMPROVEMENTS WHICH EQUAL OR EXCEED THE INCREASED ANNUAL RENTS IT WILL BE OBLIGATED TO PAY TO US, WHICH COULD INCREASE THE RISK OF TA BEING UNABLE TO PAY AMOUNTS DUE TO US,

  •
  HOTEL ROOM DEMAND AND TRUCKING ACTIVITY ARE OFTEN REFLECTIONS OF THE GENERAL ECONOMIC ACTIVITY IN THE COUNTRY. IF ECONOMIC ACTIVITY IN THE COUNTRY DECLINES, HOTEL ROOM DEMAND AND TRUCKING ACTIVITY MAY DECLINE AND THE OPERATING RESULTS OF OUR HOTELS AND TRAVEL CENTERS MAY DECLINE, THE FINANCIAL RESULTS OF OUR HOTEL MANAGERS AND OUR TENANTS, INCLUDING TA, MAY SUFFER AND THESE MANAGERS AND TENANTS MAY BE UNABLE TO PAY OUR RETURNS OR RENTS. ALSO, DEPRESSED OPERATING RESULTS FROM OUR PROPERTIES FOR EXTENDED PERIODS MAY RESULT IN THE OPERATORS OF SOME OR ALL OF OUR HOTELS AND OUR TRAVEL CENTERS BECOMING UNABLE OR UNWILLING TO MEET THEIR OBLIGATIONS OR THEIR GUARANTEES AND SECURITY DEPOSITS WE HOLD MAY BE EXHAUSTED,

  •
  IF THE CURRENT LEVEL OF COMMERCIAL ACTIVITY IN THE COUNTRY DECLINES, IF THE PRICE OF DIESEL FUEL INCREASES SIGNIFICANTLY, IF FUEL CONSERVATION MEASURES ARE INCREASED, IF FREIGHT BUSINESS IS DIRECTED AWAY FROM TRUCKING, IF TA IS UNABLE TO EFFECTIVELY COMPETE OR

    OPERATE ITS BUSINESS OR FOR VARIOUS OTHER REASONS, TA MAY BECOME UNABLE TO PAY CURRENT AND DEFERRED RENTS DUE TO US,

  •
  OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES THAT GENERATE RETURNS OR CAN BE LEASED FOR RENTS WHICH EXCEED OUR OPERATING AND CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING, MANAGEMENT CONTRACTS OR LEASE TERMS FOR NEW PROPERTIES,

  •
  WE HAVE AGREED TO ACQUIRE FROM AND LEASE BACK TO TA A TRAVEL CENTER WHICH TA IS DEVELOPING. WE AGREED TO PURCHASE THIS PROPERTY AT TA'S COST (INCLUDING HISTORICAL LAND COST) UP TO $29 MILLION IF THE DEVELOPMENT IS SUBSTANTIALLY COMPLETED PRIOR TO JUNE 30, 2017. TA HAS BEGUN CONSTRUCTION AT THIS TRAVEL CENTER. IT IS DIFFICULT TO ESTIMATE THE COST AND TIMING TO DEVELOP A NEW TRAVEL CENTER. CONSTRUCTION OF THE NEW TRAVEL CENTER MAY BE DELAYED FOR VARIOUS REASONS SUCH AS LABOR STRIFE, WEATHER CONDITIONS, THE UNAVAILABILITY OF CONSTRUCTION MATERIALS, ETC. THE PURCHASE AND LEASE BACK OF THIS TRAVEL CENTER MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF THE TRANSACTION MAY CHANGE,

  •
  CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND OUR PENDING ACQUISITIONS AND SALES AND ANY RELATED MANAGEMENT ARRANGEMENTS WE MAY EXPECT TO ENTER INTO MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS OR ARRANGEMENTS MAY CHANGE,

  •
  AT SEPTEMBER 30, 2016, WE HAD $9.5 MILLION OF CASH AND CASH EQUIVALENTS, $850.0 MILLION AVAILABLE UNDER OUR $1.0 BILLION REVOLVING CREDIT FACILITY AND SECURITY DEPOSITS AND GUARANTEES COVERING SOME OF OUR MINIMUM RETURNS AND RENTS. THESE STATEMENTS MAY IMPLY THAT WE HAVE ABUNDANT WORKING CAPITAL AND LIQUIDITY. HOWEVER, OUR MANAGERS AND TENANTS MAY NOT BE ABLE TO FUND MINIMUM RETURNS AND RENTS DUE TO US FROM OPERATING OUR PROPERTIES OR FROM OTHER RESOURCES; IN THE PAST AND CURRENTLY, CERTAIN OF OUR TENANTS AND HOTEL MANAGERS HAVE IN FACT NOT PAID THE MINIMUM AMOUNTS DUE TO US FROM THEIR OPERATIONS OF OUR LEASED OR MANAGED PROPERTIES. ALSO, CERTAIN OF THE SECURITY DEPOSITS AND GUARANTEES WE HAVE TO COVER ANY SUCH SHORTFALLS ARE LIMITED IN AMOUNT AND DURATION, AND ANY SECURITY DEPOSITS WE APPLY FOR SUCH SHORTFALLS DO NOT RESULT IN ADDITIONAL CASH FLOWS TO US. FURTHER, OUR PROPERTIES REQUIRE, AND WE HAVE AGREED TO PROVIDE, SIGNIFICANT FUNDING FOR CAPITAL IMPROVEMENTS, RENOVATIONS AND OTHER MATTERS. ACCORDINGLY, WE MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR LIQUIDITY,

  •
  WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE,

  •
  CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR UNSECURED REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CUSTOMARY CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY,

  •
  ACTUAL COSTS UNDER OUR UNSECURED REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE CREDIT FACILITIES WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH SUCH FACILITIES,

  •
  THE MAXIMUM BORROWING AVAILABILITY UNDER OUR UNSECURED REVOLVING CREDIT FACILITY AND UNSECURED TERM LOAN MAY BE INCREASED TO UP TO $2.3 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES; HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR UNSECURED REVOLVING CREDIT FACILITY AND UNSECURED TERM LOAN IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR,

  •
  THE PREMIUMS USED TO DETERMINE THE INTEREST RATE PAYABLE ON OUR UNSECURED REVOLVING CREDIT FACILITY AND UNSECURED TERM LOAN AND THE FACILITY FEE PAYABLE ON OUR UNSECURED REVOLVING CREDIT FACILITY ARE BASED ON OUR CREDIT RATINGS. FUTURE CHANGES IN OUR CREDIT RATINGS MAY CAUSE THE INTEREST AND FEES WE PAY TO INCREASE,

  •
  WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR UNSECURED REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS. HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET,

  •
  THE BUSINESS MANAGEMENT AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS. HOWEVER, THOSE AGREEMENTS INCLUDE TERMS WHICH PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES. ACCORDINGLY, WE CANNOT BE SURE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS OR FOR SHORTER TERMS,

  •
  WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING RMR LLC, RMR INC., TA, SONESTA, AIC, AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS. HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE,

  •
  MARRIOTT INTERNATIONAL, INC., OR MARRIOTT, HAS NOTIFIED US THAT IT DOES NOT INTEND TO EXTEND ITS LEASE FOR OUR RESORT HOTEL ON KAUAI, HAWAII WHEN THAT LEASE EXPIRES ON DECEMBER 31, 2019 AND WE INTEND TO HAVE DISCUSSIONS WITH MARRIOTT ABOUT THE FUTURE OF THIS HOTEL. THESE STATEMENTS MAY IMPLY THAT MARRIOTT WILL NOT OPERATE THIS HOTEL IN THE FUTURE OR THAT WE MAY RECEIVE LESS CASH FLOW FROM THIS HOTEL IN THE FUTURE. OUR DISCUSSIONS WITH MARRIOTT HAVE ONLY RECENTLY BEGUN. AT THIS TIME WE CANNOT PREDICT HOW OUR DISCUSSIONS WITH MARRIOTT WILL IMPACT THE FUTURE OF THIS HOTEL. FOR EXAMPLE, THIS HOTEL MAY CONTINUE TO BE OPERATED BY MARRIOTT ON DIFFERENT CONTRACT TERMS THAN THE CURRENT LEASE, WE MAY IDENTIFY A DIFFERENT OPERATOR FOR THIS HOTEL, OR THE CASH FLOW WHICH WE RECEIVE FROM OUR OWNERSHIP OF THIS HOTEL MAY BE DIFFERENT THAN THE RENT WE NOW RECEIVE. ALSO, ALTHOUGH THE CURRENT LEASE EXPIRES ON DECEMBER 31, 2019, WE AND MARRIOTT MAY AGREE UPON A DIFFERENT TERMINATION DATE,

  •
  OUR CURRENT INTENT IS TO USE THE PROCEEDS FROM THE OFFERINGS OF THE NOTES TO REPAY AMOUNTS OUTSTANDING UNDER OUR REVOLVING CREDIT FACILITY AND POSSIBLY TO REDEEM SOME OR ALL OF OUR OUTSTANDING SERIES D PREFERRED SHARES. THE RECEIPT AND USE OF THESE PROCEEDS IS DEPENDENT ON THE CLOSING OF THESE OFFERINGS AND MAY NOT OCCUR, AND

  •
  THIS PROSPECTUS SUPPLEMENT STATES THAT THE COMPANY EXPECTS TO ISSUE AND DELIVER THE NOTES ON OR ABOUT JANUARY 13, 2017. IN FACT, THE ISSUANCE AND DELIVERY OF THE NOTES IS SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES AS ARE CUSTOMARY IN UNDERWRITING AGREEMENTS IN THE UNITED STATES. IF THESE CONDITIONS ARE NOT SATISFIED OR THE SPECIFIED CONTINGENCIES DO NOT OCCUR, THESE OFFERINGS MAY BE DELAYED OR MAY NOT BE COMPLETED.

        CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS ACTS OF TERRORISM, NATURAL DISASTERS, CHANGES IN OUR MANAGERS' OR TENANTS' REVENUES OR EXPENSES, CHANGES IN OUR MANAGERS' OR TENANTS' FINANCIAL CONDITIONS, THE MARKET DEMAND FOR HOTEL ROOMS OR FUEL OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY.

        THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND IN OUR FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS" IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2015, OR INCORPORATED HEREIN OR THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

        YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

        EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

STATEMENT CONCERNING LIMITED LIABILITY

        THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING HOSPITALITY PROPERTIES TRUST, DATED AUGUST 21, 1995, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HOSPITALITY PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HOSPITALITY PROPERTIES TRUST. ALL PERSONS DEALING WITH HOSPITALITY PROPERTIES TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF HOSPITALITY PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

PROSPECTUS

HOSPITALITY PROPERTIES TRUST

Debt Securities, Common Shares of Beneficial Interest,
Preferred Shares of Beneficial Interest, Depositary Shares and Warrants

        We or our selling security holders may offer, issue and sell, from time to time, in one or more offerings:

  •
  debt securities;

  •
  common shares of beneficial interest;

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  preferred shares of beneficial interest;

  •
  depositary shares; and

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  warrants.

        The securities described in this prospectus may be offered and sold separately or in any combination, and may include convertible or exchangeable securities.

        This prospectus describes some of the general terms that may apply to these securities. The specific amounts and terms of any securities to be offered, issued or sold, and the identity of any selling security holders, will be described in the applicable prospectus supplement. The applicable prospectus supplement may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement as well as the documents incorporated by reference in such documents before you decide to invest in any of these securities.

        We or our selling security holders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe the terms of the plan of distribution and set forth the names of any underwriters, dealers or agents involved in the sale of the securities. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities sold by any selling security holder.

        Our common shares of beneficial interest are listed on The NASDAQ Stock Market LLC, or Nasdaq, under the symbol "HPT." If any other securities offered by this prospectus will be listed on a securities exchange, such listing will be described in the applicable prospectus supplement.

        Investment in our securities involves risk, including those described under "Risk Factors" beginning on page 2 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in the reports that we file under the Securities Exchange Act of 1934, as amended, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 10, 2017.

ABOUT THIS PROSPECTUS

        References in this prospectus to "we," "us," "our" or "HPT" mean Hospitality Properties Trust and its consolidated subsidiaries, unless the context otherwise requires.

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we or our selling security holders may, from time to time, offer, issue and sell any of the securities or any combination of the securities described in this prospectus in such amounts and on such terms as set forth in a prospectus supplement in one or more offerings.

        This prospectus provides you with a general description of the securities that may be offered, which is not meant to be a complete description of each security. Each time we offer, issue or sell securities hereunder, or any selling security holder offers or sells securities hereunder, we or such selling security holder, as applicable, will provide a prospectus supplement that contains specific information about the amounts and terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Information Incorporated By Reference." If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

        You should rely only on the information provided or incorporated by reference in this prospectus or any relevant prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling security holder will make an offer of the securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus and any relevant prospectus supplement, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any relevant prospectus supplement is accurate only as of the date of the documents containing the information.

 PROSPECTUS SUMMARY

        We are a real estate investment trust, or REIT, organized under Maryland law, that owns hotels and travel centers. As of September 30, 2016, we owned 503 properties consisting of 305 hotels and 198 travel centers located in 45 states, Puerto Rico and Canada in which we have invested approximately $9.0 billion.

        Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 964-8389. Our website is www.hptreit.com. The content of our website, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference, as set forth under "Information Incorporated by Reference"), is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

RISK FACTORS

        Investing in our securities involves risks. You should carefully review the risk factors contained under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, or our Annual Report, and any risk factors that we may describe in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequently to our Annual Report, which risk factors are incorporated by reference in this prospectus, the information contained under the heading "Warning Concerning Forward Looking Statements" in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption "Risk Factors" in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

        THIS PROSPECTUS AND THE DOCUMENTS THAT ARE INCORPORATED HEREIN BY REFERENCE CONTAIN STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE," "WILL," "MAY," AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

  •
  OUR HOTEL MANAGERS' OR TENANTS' ABILITIES TO PAY THE CONTRACTUAL AMOUNTS OF RETURNS OR RENTS DUE TO US,

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  OUR ABILITY TO MAKE ACQUISITIONS OF PROPERTIES AND OTHER INVESTMENTS,

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  OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS,

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  OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND THE AMOUNT OF SUCH DISTRIBUTIONS,

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  OUR ABILITY TO RAISE EQUITY OR DEBT CAPITAL,

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  OUR ABILITY TO APPROPRIATELY BALANCE OUR USE OF DEBT AND EQUITY CAPITAL,

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  OUR INTENT TO MAKE IMPROVEMENTS TO CERTAIN OF OUR PROPERTIES AND THE SUCCESS OF OUR HOTEL RENOVATION PROGRAM,

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  OUR ABILITY TO ENGAGE AND RETAIN QUALIFIED MANAGERS AND TENANTS FOR OUR HOTELS AND TRAVEL CENTERS ON SATISFACTORY TERMS,

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  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR UNSECURED REVOLVING CREDIT FACILITY,

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  OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT,

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  OUR CREDIT RATINGS,

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  THE ABILITY OF TRAVELCENTERS OF AMERICA LLC, OR TA, TO PAY CURRENT AND DEFERRED RENT AMOUNTS DUE TO US,

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  OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP OF THE RMR GROUP INC., OR RMR INC.,

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  OUR EXPECTATION THAT WE BENEFIT FINANCIALLY BY PARTICIPATING IN AFFILIATES INSURANCE COMPANY, OR AIC, AND FROM OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC,

  •
  OUR QUALIFICATION FOR TAXATION AS A REIT, AND

  •
  OTHER MATTERS.

        OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS AVAILABLE FOR COMMON SHAREHOLDERS, NORMALIZED FUNDS FROM OPERATIONS AVAILABLE FOR COMMON SHAREHOLDERS, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

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  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR MANAGERS AND TENANTS,

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  COMPETITION WITHIN THE REAL ESTATE, HOTEL, TRANSPORTATION AND TRAVEL CENTER INDUSTRIES, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED,

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  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS AFFECTING THE REAL ESTATE, HOTEL, TRANSPORTATION AND TRAVEL CENTER INDUSTRIES, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS,

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  LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES,

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  ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL, AND

  •
  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEES, TA, SONESTA INTERNATIONAL HOTELS

    CORPORATION, OR SONESTA, RMR INC., THE RMR GROUP LLC, OR RMR LLC, AIC AND OTHERS AFFILIATED WITH THEM.

FOR EXAMPLE:

  •
  OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS AND THE CAPITAL COSTS WE INCUR TO MAINTAIN OUR PROPERTIES. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON AND PREFERRED SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED,

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  THE SECURITY DEPOSITS WHICH WE HOLD ARE NOT IN SEGREGATED CASH ACCOUNTS OR OTHERWISE SEPARATE FROM OUR OTHER ASSETS AND LIABILITIES. ACCORDINGLY, WHEN WE RECORD INCOME BY REDUCING OUR SECURITY DEPOSIT LIABILITIES, WE DO NOT RECEIVE ANY ADDITIONAL CASH PAYMENT. BECAUSE WE DO NOT RECEIVE ANY ADDITIONAL CASH PAYMENT AS WE APPLY SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS, THE FAILURE OF OUR MANAGERS OR TENANTS TO PAY MINIMUM RETURNS OR RENTS DUE TO US MAY REDUCE OUR CASH FLOWS AND OUR ABILITY TO PAY DISTRIBUTIONS TO SHAREHOLDERS,

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  CERTAIN OF OUR ANNUAL MINIMUM RETURNS AND RENTS ARE SECURED BY GUARANTEES OR SECURITY DEPOSITS FROM OUR MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, CERTAIN OF THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND ALL THE GUARANTEES ARE SUBJECT TO THE GUARANTORS' ABILITY AND WILLINGNESS TO PAY. THE BALANCE OF OUR ANNUAL MINIMUM RETURNS AND RENTS ARE NOT GUARANTEED NOR DO WE HOLD A SECURITY DEPOSIT WITH RESPECT TO THOSE AMOUNTS. WE CANNOT BE SURE OF THE FUTURE FINANCIAL PERFORMANCE OF OUR PROPERTIES AND WHETHER SUCH PERFORMANCE WILL COVER OUR MINIMUM RETURNS AND RENTS, WHETHER THE GUARANTEES OR SECURITY DEPOSITS WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS OR RENTS DUE TO US, OR REGARDING OUR MANAGERS', TENANTS' OR GUARANTORS' FUTURE ACTIONS IF AND WHEN THE GUARANTEES AND SECURITY DEPOSITS EXPIRE OR ARE DEPLETED OR THEIR ABILITY OR WILLINGNESS TO PAY MINIMUM RETURNS AND RENTS OWED TO US,

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  WE HAVE RECENTLY RENOVATED CERTAIN HOTELS AND ARE CURRENTLY RENOVATING ADDITIONAL HOTELS. THE COST OF CAPITAL PROJECTS ASSOCIATED WITH SUCH RENOVATIONS MAY BE GREATER THAN WE NOW ANTICIPATE. WHILE OUR FUNDING OF THESE CAPITAL PROJECTS WILL CAUSE OUR CONTRACTUAL MINIMUM RETURNS TO INCREASE, THE HOTELS' OPERATING RESULTS MAY NOT INCREASE OR MAY NOT INCREASE TO THE EXTENT THAT THE MINIMUM RETURNS INCREASE. ACCORDINGLY, COVERAGE OF OUR MINIMUM RETURNS AT THESE HOTELS MAY REMAIN DEPRESSED FOR AN EXTENDED PERIOD,

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  WE EXPECT TO PURCHASE FROM TA CAPITAL IMPROVEMENTS TA EXPECTS TO MAKE TO THE TRAVEL CENTERS WE LEASE TO TA. PURSUANT TO THE TERMS OF THE APPLICABLE LEASES, THE ANNUAL RENT PAYABLE TO US BY TA WILL INCREASE AS A RESULT OF ANY SUCH PURCHASES. WE MAY ULTIMATELY PURCHASE MORE OR LESS THAN THIS BUDGETED AMOUNT. TA MAY NOT REALIZE RESULTS FROM ANY OF THESE CAPITAL IMPROVEMENTS WHICH EQUAL OR

    EXCEED THE INCREASED ANNUAL RENTS IT WILL BE OBLIGATED TO PAY TO US, WHICH COULD INCREASE THE RISK OF TA BEING UNABLE TO PAY AMOUNTS DUE TO US,

  •
  HOTEL ROOM DEMAND AND TRUCKING ACTIVITY ARE OFTEN REFLECTIONS OF THE GENERAL ECONOMIC ACTIVITY IN THE COUNTRY. IF ECONOMIC ACTIVITY IN THE COUNTRY DECLINES, HOTEL ROOM DEMAND AND TRUCKING ACTIVITY MAY DECLINE AND THE OPERATING RESULTS OF OUR HOTELS AND TRAVEL CENTERS MAY DECLINE, THE FINANCIAL RESULTS OF OUR HOTEL MANAGERS AND OUR TENANTS, INCLUDING TA, MAY SUFFER AND THESE MANAGERS AND TENANTS MAY BE UNABLE TO PAY OUR RETURNS OR RENTS. ALSO, DEPRESSED OPERATING RESULTS FROM OUR PROPERTIES FOR EXTENDED PERIODS MAY RESULT IN THE OPERATORS OF SOME OR ALL OF OUR HOTELS AND OUR TRAVEL CENTERS BECOMING UNABLE OR UNWILLING TO MEET THEIR OBLIGATIONS OR THEIR GUARANTEES AND SECURITY DEPOSITS WE HOLD MAY BE EXHAUSTED,

  •
  IF THE CURRENT LEVEL OF COMMERCIAL ACTIVITY IN THE COUNTRY DECLINES, IF THE PRICE OF DIESEL FUEL INCREASES SIGNIFICANTLY, IF FUEL CONSERVATION MEASURES ARE INCREASED, IF FREIGHT BUSINESS IS DIRECTED AWAY FROM TRUCKING, IF TA IS UNABLE TO EFFECTIVELY COMPETE OR OPERATE ITS BUSINESS OR FOR VARIOUS OTHER REASONS, TA MAY BECOME UNABLE TO PAY CURRENT AND DEFERRED RENTS DUE TO US,

  •
  OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES THAT GENERATE RETURNS OR CAN BE LEASED FOR RENTS WHICH EXCEED OUR OPERATING AND CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING, MANAGEMENT CONTRACTS OR LEASE TERMS FOR NEW PROPERTIES,

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  WE HAVE AGREED TO ACQUIRE FROM AND LEASE BACK TO TA A TRAVEL CENTER WHICH TA IS DEVELOPING. WE AGREED TO PURCHASE THIS PROPERTY AT TA'S COST (INCLUDING HISTORICAL LAND COST) UP TO $29 MILLION IF THE DEVELOPMENT IS SUBSTANTIALLY COMPLETED PRIOR TO JUNE 30, 2017. TA HAS BEGUN CONSTRUCTION AT THIS TRAVEL CENTER. IT IS DIFFICULT TO ESTIMATE THE COST AND TIMING TO DEVELOP A NEW TRAVEL CENTER. CONSTRUCTION OF THE NEW TRAVEL CENTER MAY BE DELAYED FOR VARIOUS REASONS SUCH AS LABOR STRIFE, WEATHER CONDITIONS, THE UNAVAILABILITY OF CONSTRUCTION MATERIALS, ETC. THE PURCHASE AND LEASE BACK OF THIS TRAVEL CENTER MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF THE TRANSACTION MAY CHANGE,

  •
  CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND OUR PENDING ACQUISITIONS AND SALES AND ANY RELATED MANAGEMENT ARRANGEMENTS WE MAY EXPECT TO ENTER INTO MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS OR ARRANGEMENTS MAY CHANGE,

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  STATEMENTS REGARDING OUR CASH AND CASH EQUIVALENTS, AMOUNTS AVAILABLE UNDER OUR REVOLVING CREDIT FACILITY AND SECURITY DEPOSITS AND GUARANTEES COVERING SOME OF OUR MINIMUM RETURNS AND RENTS MAY IMPLY THAT WE HAVE ABUNDANT WORKING CAPITAL AND LIQUIDITY. HOWEVER, OUR MANAGERS AND TENANTS MAY NOT BE ABLE TO FUND MINIMUM RETURNS AND RENTS DUE TO US FROM OPERATING OUR PROPERTIES OR FROM OTHER

    RESOURCES; IN THE PAST AND CURRENTLY, CERTAIN OF OUR TENANTS AND HOTEL MANAGERS HAVE IN FACT NOT PAID THE MINIMUM AMOUNTS DUE TO US FROM THEIR OPERATIONS OF OUR LEASED OR MANAGED PROPERTIES. ALSO, CERTAIN OF THE SECURITY DEPOSITS AND GUARANTEES WE HAVE TO COVER ANY SUCH SHORTFALLS ARE LIMITED IN AMOUNT AND DURATION, AND ANY SECURITY DEPOSITS WE APPLY FOR SUCH SHORTFALLS DO NOT RESULT IN ADDITIONAL CASH FLOWS TO US. FURTHER, OUR PROPERTIES REQUIRE, AND WE HAVE AGREED TO PROVIDE, SIGNIFICANT FUNDING FOR CAPITAL IMPROVEMENTS, RENOVATIONS AND OTHER MATTERS. ACCORDINGLY, WE MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR LIQUIDITY,

  •
  WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE,

  •
  CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR UNSECURED REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CUSTOMARY CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY,

  •
  ACTUAL COSTS UNDER OUR UNSECURED REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE CREDIT FACILITIES WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH SUCH FACILITIES,

  •
  THE MAXIMUM BORROWING AVAILABILITY UNDER OUR UNSECURED REVOLVING CREDIT FACILITY AND UNSECURED TERM LOAN MAY BE INCREASED TO UP TO $2.3 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES; HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR UNSECURED REVOLVING CREDIT FACILITY AND UNSECURED TERM LOAN IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR,

  •
  THE PREMIUMS USED TO DETERMINE THE INTEREST RATE PAYABLE ON OUR UNSECURED REVOLVING CREDIT FACILITY AND UNSECURED TERM LOAN AND THE FACILITY FEE PAYABLE ON OUR UNSECURED REVOLVING CREDIT FACILITY ARE BASED ON OUR CREDIT RATINGS. FUTURE CHANGES IN OUR CREDIT RATINGS MAY CAUSE THE INTEREST AND FEES WE PAY TO INCREASE,

  •
  WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR UNSECURED REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS. HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET,

  •
  THE BUSINESS MANAGEMENT AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS. HOWEVER, THOSE AGREEMENTS INCLUDE TERMS WHICH PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES. ACCORDINGLY, WE CANNOT BE SURE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS OR FOR SHORTER TERMS, AND

  •
  WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING RMR LLC, RMR INC., TA, SONESTA, AIC, AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS. HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE.

        CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS ACTS OF

TERRORISM, NATURAL DISASTERS, CHANGES IN OUR MANAGERS' OR TENANTS' REVENUES OR EXPENSES, CHANGES IN OUR MANAGERS' OR TENANTS' FINANCIAL CONDITIONS, THE MARKET DEMAND FOR HOTEL ROOMS OR FUEL OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY.

        THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IN OUR FILINGS WITH THE SEC INCLUDING UNDER THE CAPTION "RISK FACTORS" IN OUR ANNUAL REPORT, OR INCORPORATED HEREIN OR THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

        YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

        EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

 STATEMENT CONCERNING LIMITED LIABILITY

        THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING HOSPITALITY PROPERTIES TRUST, DATED AUGUST 21, 1995, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HOSPITALITY PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HOSPITALITY PROPERTIES TRUST. ALL PERSONS DEALING WITH HOSPITALITY PROPERTIES TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF HOSPITALITY PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
FIXED CHARGES AND PREFERRED DISTRIBUTIONS

        The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to fixed charges and preferred distributions for each of the periods shown.

	Nine Months Ended September, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges	2.31x	2.16x	2.43x	1.88x	2.13x	2.43x
Ratio of Earnings to Fixed Charges and Preferred Distributions	2.06x	1.89x	2.11x	1.59x	1.64x	1.99x

        For purposes of calculating the ratios above, earnings have been calculated by adding fixed charges and preferred distributions to income from continuing operations (including gains on sales of properties, if any) before income tax expense and equity in earnings (losses) of an investee. Fixed charges consist of interest on indebtedness and amortization of debt issuance costs and debt discounts. The ratios of earnings to fixed charges were computed by dividing our earnings by fixed charges. The ratios of earnings to fixed charges and preferred distributions were computed by dividing our earnings by combined fixed charges and preferred distributions.

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use the net proceeds that we receive from the sale of any securities covered by this prospectus for general business purposes, which may include acquiring and investing in additional properties and the repayment of borrowings under our revolving credit facility or other debt. Until we apply the proceeds from a sale of securities covered by this prospectus to their stated purposes, we may invest those proceeds in short term investments, including repurchase agreements, some or all of which may not be investment grade.

        Unless otherwise set forth in the applicable prospectus supplement, we will not receive any of the proceeds of the sale by any selling security holder of securities covered by this prospectus.

DESCRIPTION OF DEBT SECURITIES

General

        References in this "Description of Debt Securities" section to "we," "us," "our" or "HPT" mean Hospitality Properties Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of some general terms and provisions of debt securities that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our Indenture dated February 3, 2016, as from time to time hereafter amended, supplemented or otherwise modified, or the 2016 Indenture, our Indenture dated February 25, 1998, as from time to time hereafter amended, supplemented or otherwise modified, or the 1998 Indenture, or the forms of indentures which we have filed as exhibits to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any additional final indentures, and any supplemental indentures or officer's certificates related to the particular series of debt securities issued, as may be necessary, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement. The applicable prospectus supplement may add to, update or change the terms of such debt securities from those described below.

        The debt securities sold under this prospectus will be our direct obligations and, unless otherwise stated in a prospectus supplement, will not be obligations of any of our subsidiaries. Such debt obligations may be secured or unsecured, and may be senior or subordinated indebtedness. Our debt securities will be issued under one or more indentures between us and a trustee, including our 2016 Indenture and our 1998 Indenture. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The statements made in this prospectus relating to our 2016 Indenture, our 1998 Indenture and any future indentures and the debt securities to be issued thereunder are summaries of certain anticipated provisions of such indentures and are not complete.

        We may issue debt securities that rank "senior," "senior subordinated" or "junior subordinated," and which may be convertible into another security. The debt securities that we refer to as "senior" will be direct obligations of HPT and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with our other senior subordinated indebtedness, if any, without giving effect to collateral arrangements. We refer to these as "senior subordinated" securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be "junior subordinated" securities. We have filed with the registration statement, of which this prospectus is a part, three separate types of indentures, one for the senior securities (including our 2016 Indenture and our 1998 Indenture), a form for the senior subordinated securities and a form for the junior subordinated securities.

        We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

        Our 2016 Indenture and our 1998 Indenture provide, and we anticipate that any future indenture will provide, that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we will appoint a successor trustee to act with respect to any such series.

        The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

  •
  the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

  •
  the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;

  •
  the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

  •
  if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

  •
  the stated maturity date;

  •
  any fixed or variable interest rate or rates per annum;

  •
  whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;

  •
  the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

  •
  the date from which interest may accrue and any interest payment dates and any related record dates;

  •
  any sinking fund requirements;

  •
  any provisions for redemption or repurchase, including the redemption or repurchase price;

  •
  whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

  •
  whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

  •
  the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

  •
  whether we will issue the debt securities in certificated or book-entry form;

  •
  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than $2,000 (or $1,000 in the case of debt securities issued under our1998 Indenture) and integral multiples of $1,000 in excess thereof, or, if in bearer form, the denominations and terms and conditions relating thereto;

  •
  whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

  •
  any addition or change to the provisions relating to the defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;

  •
  whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

  •
  the subordination provisions, if any, relating to the debt securities;

  •
  if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

  •
  any restriction or condition on the transferability of debt securities;

  •
  any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

  •
  any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;

  •
  provisions, if any, granting special rights to holders upon the occurrence of specified events;

  •
  any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

  •
  any addition or change to the covenants set forth in the indenture, or described in this prospectus or any prospectus supplement with respect to such series of debt securities; and

  •
  any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any prospectus supplement, with respect to such series).

        We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement.

        We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as "original issue discount" securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax considerations applicable to original issue discount securities.

        Except as may be described in any prospectus supplement, our 2016 Indenture and our 1998 Indenture do not, and any future indenture will not, contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.

Conversion and Exchange Rights

        The terms and conditions, if any, upon which the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property will be set forth in the applicable prospectus supplement. Such terms will include whether the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property, the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, whether conversion or exchange will be at the option of the holders, the events requiring an adjustment of the conversion or exchange price, provisions affecting conversion or exchange in the event of the redemption of such debt securities and any restrictions on conversion or exchange, including restrictions directed at maintaining our REIT status under the Internal Revenue Code of 1986, as amended, or the Code.

Subordination

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

  •
  the indebtedness ranking senior to the debt securities being offered;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

  •
  provisions requiring holders of the debt securities being offered to remit payments to holders of senior indebtedness.

Global Debt Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

  •
  by the depositary for such registered global security to its nominee;

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:

  •
  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as "participants," or persons that may hold interests through participants;

  •
  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

  •
  any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

  •
  ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

        The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security:

  •
  will not be entitled to have the debt securities represented by a registered global security registered in their names;

  •
  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

  •
  will not be considered the owners or holders of the debt securities under the applicable indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture.

        We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under an indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor any trustee or any other agent of us or a trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        Under our 2016 Indenture and any future final indenture, no registered global security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global security in whole or in part may be registered, in the name of any person other than the depositary for such registered global security, unless (1) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global security or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we fail to appoint an eligible successor depositary within 90 days, (2) an event of default shall have occurred and be continuing with respect to such debt securities, or (3) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.

        Under our 1998 Indenture, if the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The applicable trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct such trustee.

        We currently anticipate that certain registered global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

        The rules applicable to DTC and its direct participants are on file with the SEC. The information in this paragraph concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We currently anticipate that we will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.

        Neither we nor any trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Additional Terms of Debt Securities Under Our 2016 Indenture and Future Indentures

        The following are additional terms that apply to debt securities issued under our 2016 Indenture and are expected to apply to future debt securities that we may issue, other than debt securities issued under our 1998 Indenture.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, we will issue debt securities of any series that are registered securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, other than global securities, which may be of any denomination.

        Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global securities, in accordance with the procedures of the depositary for such securities.

        If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

  •
  to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

  •
  in any other lawful manner, all as the applicable indenture describes.

        You may have your debt securities divided into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. We call this an "exchange."

        You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." The registrar will also perform transfers.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

        We may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any other person (other than one of our direct or indirect wholly owned subsidiaries), and we may not permit any other person (other than one of our direct or indirect wholly owned subsidiaries) to consolidate with or merge into us, unless:

  •
  we are the surviving entity or, in case we consolidate with or merge into another person, the person formed by such consolidation or merger is, or in case we convey, transfer or lease all or substantially all of our properties and assets to any person, such acquiring person is, an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all applicable debt securities issued under the applicable indenture and the performance or observance of every covenant of the applicable indenture on our part to be performed or observed;

  •
  immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of us or any of our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, in each case under the applicable indenture, has happened and is continuing; and

  •
  we have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable indenture provisions described in this paragraph and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Events of Default and Related Matters

        Events of Default.    The term "event of default" for any series of debt securities means any of the following:

  •
  we do not pay the principal of or any premium on a debt security of that series when due;

  •
  we do not pay interest on a debt security of that series within 30 days after its due date;

  •
  we do not deposit any sinking fund payment for that series within 30 days after its due date;

  •
  we remain in breach of any other covenant of the applicable indenture (other than a covenant added to the indenture solely for the benefit of another series) for 60 days after we receive a notice of default specifying the breach and requiring that it be remedied. Only the trustee or holders of at least a majority in principal amount of outstanding debt securities of the affected series may send the notice;

  •
  we experience specified events of bankruptcy, insolvency or reorganization; or

  •
  any other event of default described in the applicable prospectus supplement occurs.

        Remedies if an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately. If an event of default occurs because we experience specified events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated and become immediately due and payable, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

        Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of not less than a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the applicable indenture or debt securities issued under such indenture, the following must occur:

  •
  you must give the trustee written notice that an event of default has occurred and is continuing;

  •
  the holders of at least a majority in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

  •
  the trustee must have not taken action for 60 days after receipt of the notice, request and offer of indemnity and must have not received from the holders of a majority in principal amount of all outstanding debt securities of the relevant series other conflicting directions within such 60 day period.

        However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security after its due date.

        Every year we will furnish to the trustee a written statement by certain of our officers certifying that, to their best knowledge, we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

        There are three types of changes we can make to our 2016 Indenture and our future indentures and our debt securities issued under such indentures:

        Changes Requiring Your Approval.    First, we cannot make certain changes to such indentures and such debt securities without the approval of each holder of such debt securities affected by the change. The following is a list of those types of changes:

  •
  change the stated maturity of the principal of, or interest on, such debt security;

  •
  reduce the principal of, or the rate of interest on, such debt security;

  •
  reduce the amount of any premium due upon redemption;

  •
  reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

  •
  change the currency or place of payment on such debt security;

  •
  impair a holder's right to sue for payment on or after the stated maturity of such debt security;

  •
  in the case of a subordinated debt security, modify the subordination provisions of such debt security in a manner that is adverse to the holders;

  •
  reduce the percentage of holders of such debt securities whose consent is needed to modify or amend such indenture;

  •
  reduce the percentage of holders of such debt securities whose consent is needed to waive compliance with certain provisions of such indenture or certain defaults and their consequences;

  •
  waive past defaults in the payment of principal of or premium, if any, or interest on such debt securities or in respect of any covenant or provision that cannot be modified or amended without the approval of each holder of such debt securities; or

  •
  modify any of the foregoing provisions.

        Changes Requiring Majority Approval.    Second, certain changes require the approval of holders of not less than a majority in principal amount of outstanding debt securities of the affected series. We require the same majority vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of such indenture or such debt securities listed in the first category described above under "—Changes Requiring Your Approval" without the consent of each holder of such debt securities affected by the waiver.

        Changes Not Requiring Approval.    Third, certain changes do not require any approval of holders of such debt securities. These include:

  •
  to evidence the assumption by a successor obligor of our obligations;

  •
  to add to our covenants for the benefit of holders of such debt securities of all or any series or to surrender any right or power conferred upon us;

  •
  to add any additional events of default for the benefit of holders of all or any series of such debt securities;

  •
  to add to or change any provisions necessary to permit or facilitate the issuance of such debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of such debt securities in uncertificated form;

  •
  to add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any such debt security of any existing series of such debt security entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such security outstanding;

  •
  to add guarantees of or to secure all or any series of such debt securities;

  •
  to establish the forms or terms of such debt securities of any series;

  •
  to evidence and provide for the acceptance of appointment of a successor trustee;

  •
  to cure any ambiguity, to correct or supplement any provision in such applicable indenture which may be defective or inconsistent with any other provision contained therein or to conform the terms of such indenture that are applicable to a series of such debt securities to the description of the terms of such debt securities in the offering memorandum, prospectus supplement or other offering document applicable to such debt securities at the time of initial sale thereof;

  •
  to permit or facilitate the defeasance or satisfaction and discharge of such debt securities of any series; provided that such action does not adversely affect the interests of any holder of such debt securities in any material respect;

  •
  to prohibit the authentication and delivery of additional series of such debt securities;

  •
  to add to or change or eliminate any provision as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

  •
  to comply with the rules of any applicable depositary; or

  •
  to change anything that does not adversely affect the interests of the holders of such debt securities of any series in any material respect.

        Further Details Concerning Approval.    Debt securities issued under such indentures are not considered outstanding, and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under such applicable indenture, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities issued under such indentures are also not considered to be outstanding and therefore eligible to vote or consent or give their approval or take other action under such applicable indenture if they have been fully defeased or discharged, as described below under "—Discharge, Defeasance and Covenant Defeasance—Discharge" or "—Full Defeasance."

Discharge, Defeasance and Covenant Defeasance

        Discharge.    We may discharge our obligations to holders of any series of debt securities that have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, by depositing or causing to be deposited with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities of such series, including any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to such stated maturity or redemption date, as applicable.

        Full Defeasance.    We can, under particular circumstances, effect a full defeasance of any series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to pay those debt securities and deliver certain certificates and opinions to the trustee:

  •
  we must irrevocably deposit (or cause to be deposited), in trust, for the benefit of all direct holders of the debt securities of such series money or government obligations (or, in some circumstances, depository receipts representing such government obligations), or a combination thereof, that will provide funds in an amount sufficient to pay the debt securities of such series, including any premium and interest on the debt securities of such series at their stated maturity or applicable redemption date (a "government obligation" for these purposes means, with respect to any series of debt securities, securities that are not callable or redeemable at the option of the issuer thereof and are (1) direct obligations of the government that issued the currency in which such series is denominated (or, if such series is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government); and

  •
  we must deliver to the trustee a legal opinion stating that the current U.S. federal income tax law has changed or an Internal Revenue Service, or IRS, ruling has been issued, in each case to the effect that holders of the outstanding debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such full defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such full defeasance had not occurred.

        Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:

  •
  your right to receive payments from the trust when payments are due;

  •
  our obligations relating to registration and transfer of debt securities and lost or mutilated certificates; and

  •
  our obligations to maintain a payment office and to hold moneys for payment in trust.

        Covenant Defeasance.    Under current U.S. federal income tax law, we can make the same type of deposit described above with respect to a series of debt securities and be released from the obligations imposed by most of the covenants with respect to such series and provisions of the applicable indenture with respect to such series, and we may omit to comply with those covenants and provisions without creating an event of default. This is called "covenant defeasance."

        If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities of such series would no longer apply:

  •
  most of the covenants applicable to such series of debt securities and any events of default for failure to comply with those covenants;

  •
  any subordination provisions; and

  •
  certain other events of default as set forth in any prospectus supplement.

Governing Law

        Our 2016 Indenture and any future indentures and our debt securities issued thereunder are and will be governed by and construed in accordance with the laws of the State of New York.

Additional Terms of Debt Securities Under Our 1998 Indenture

        The following are additional terms that will apply to debt securities issued under our 1998 Indenture.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, under our 1998 Indenture, we will issue debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

        Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

        If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

  •
  to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

  •
  in any other lawful manner, all as our 1998 Indenture describes.

        You may have your debt securities issued under our 1998 Indenture divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an "exchange."

        You may exchange or transfer debt securities issued under our 1998 Indenture at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." The registrar will also perform transfers.

        You will not be required to pay a service charge to transfer or exchange debt securities issued under our 1998 Indenture, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

        Under our 1998 Indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company or to buy substantially all of the assets of another company. However, we may not take any of these actions unless the following conditions are met:

  •
  if we merge out of existence or sell all our assets, the other company must be an entity organized under the laws of a State or the District of Columbia or under federal law and must agree to be legally responsible for our debt securities; and

  •
  immediately after the merger, sale of assets or other transaction, we may not be in default on our debt securities. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

Events of Default and Related Matters

        Events of Default.    The term "event of default" for any series of debt securities issued under our 1998 Indenture means any of the following:

  •
  we do not pay the principal of or any premium on a debt security of that series when it becomes due upon its maturity date;

  •
  we do not pay interest on a debt security of that series within 30 days after its due date;

  •
  we do not deposit any sinking fund payment for that series when due;

  •
  we remain in breach of any other term of our 1998 Indenture (other than a term added to our 1998 Indenture solely for the benefit of other series) for 60 days after we receive a notice of default stating we are in breach. Either the trustee or holders of at least a majority in principal amount of outstanding debt securities of the affected series may send the notice;

  •
  we default under any of our other indebtedness in an aggregate principal amount exceeding the dollar amount specified in the applicable prospectus supplement after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after we receive notice specifying the default and requiring that we discharge the other indebtedness or cause the acceleration to be rescinded or annulled. Either the trustee or the holders of at least a majority in principal amount of outstanding debt securities of the affected series may send the notice;

  •
  we or one of our "significant subsidiaries," if any, files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; or

  •
  any other event of default described in the applicable prospectus supplement occurs.

        The term "significant subsidiary" means each of our significant subsidiaries, if any, as defined in Regulation S-X under the Securities Act.

        Remedies if an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of at least a majority in principal amount of the debt securities of the affected series issued under our 1998 Indenture may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

        The trustee will be required to give notice to the holders of debt securities issued under our 1998 Indenture within 90 days after a default under our 1998 Indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

        Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under our 1998 Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under our 1998 Indenture, subject to certain limitations.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities issued under our 1998 Indenture, the following must occur:

  •
  you must give the trustee written notice that an event of default has occurred and remains uncured;

  •
  the holders of at least a majority in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

  •
  the trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security after its due date.

        Every year we will furnish to the trustee a written statement by certain of our officers certifying that, to their knowledge, we are in compliance with our 1998 Indenture and the debt securities, or else specifying any default.

Modification of our 1998 Indenture

        There are three types of changes we can make to our 1998 Indenture and our debt securities issued thereunder:

        Changes Requiring Your Approval.    First, we cannot make certain changes to our 1998 Indenture and our debt securities issued thereunder without the approval of each holder of such debt securities affected by the change. The following is a list of those types of changes:

  •
  change the stated maturity of the principal of or interest on such debt security;

  •
  reduce the principal amount of or the rate or amount of interest on, such debt security;

  •
  reduce the amount of any premium due upon redemption;

  •
  reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

  •
  adversely affect any right of repayment at the option of the holder;

  •
  change the currency or place of payment on such debt security;

  •
  impair a holder's right to sue for payment on or after the due date of such debt security;

  •
  reduce the percentage of holders of such debt securities whose consent is needed to modify or amend our 1998 Indenture;

  •
  reduce the percentage of holders of such debt securities whose consent is needed to waive compliance with certain provisions of our 1998 Indenture or certain defaults and their consequences;

  •
  reduce certain voting or quorum requirements;

  •
  waive past defaults in the payment of principal of or premium, if any, or interest on such debt securities or in respect of any covenant or provision that cannot be modified or amended without the approval of each holder of such debt securities; or

  •
  modify any of the foregoing provisions.

        Changes Requiring a Majority Vote.    Second, certain changes require a favorable vote by holders of debt securities issued under our 1998 Indenture owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect the holders of such debt securities. We require the same majority vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of our 1998 Indenture or the debt securities listed in the first category described above under "—Changes Requiring Your Approval" without the consent of each holder of such debt securities affected by the waiver.

        Changes Not Requiring Approval.    Third, certain changes do not require any vote by holders of debt securities issued under our 1998 Indenture. These include:

  •
  to evidence the assumption by a successor obligor of our obligations;

  •
  to add to our covenants for the benefit of holders of such debt securities of all or any series or to surrender any right or power conferred upon us;

  •
  to add any additional events of default for the benefit of holders of all or any series of such debt securities;

  •
  to add to or change any provisions necessary to provide that the issuance of such debt securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or any premium or interest on such securities, to permit such securities to be issued in exchange for such debt securities in bearer form of other denominations or to permit or facilitate the issuance of such debt securities in uncertificated form; provided that such changes do not adversely affect the interests of any holder of such debt securities in any material respect;

  •
  to change or eliminate any of the provisions; provided such change or elimination only becomes effective when there is no such debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  •
  to add guarantees of or to secure such debt securities;

  •
  to establish the forms or terms of such debt securities of any series;

  •
  to evidence and provide for the acceptance of appointment of a successor trustee;

  •
  to cure any ambiguity, to correct or supplement any provision the 1998 Indenture which may be defective or inconsistent with any other provision contained therein or to make any other provisions with respect to matters or questions arising thereunder which shall not be inconsistent with the provisions thereof or any supplement thereto; provided that such provisions do not adversely affect the interests of any holder of such debt securities in any material respect; or

  •
  to permit or facilitate the defeasance or satisfaction and discharge of such debt securities of any series and any related coupons; provided that such action does not adversely affect the interests of any holder of such debt securities in any material respect.

        Further Details Concerning Voting.    Debt securities issued under our 1998 Indenture are not considered outstanding, and therefore the holders thereof are not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. The holders of such debt securities are also not eligible to vote if they have been fully defeased, as described below under "—Discharge, Defeasance and Covenant Defeasance—Full Defeasance." For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of such debt securities were accelerated to that date because of a default.

Discharge, Defeasance and Covenant Defeasance

        Discharge.    We may discharge some of our obligations to holders of any series of debt securities issued under our 1998 Indenture that have become due and payable or will become due and payable within one year, or are scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay such debt securities, including any premium and interest.

        Full Defeasance.    We can, under particular circumstances, effect a full defeasance of any series of debt securities issued under our 1998 Indenture. By this we mean we can legally release ourselves from any payment or other obligations on such debt securities if, among other things, we put in place the arrangements described below to repay those debt securities and deliver certain certificates and opinions to the trustee:

  •
  we must deposit in trust for your benefit and the benefit of all other direct holders of such debt securities a combination of money or U.S. government agency notes or bonds (or, in some circumstances, depositary receipts representing these notes or bonds) that will generate enough cash to satisfy all interest, principal and any other payment obligations on such debt securities on their various due dates;

  •
  the current U.S. federal income tax law must be changed or an IRS ruling must be issued permitting us to make the deposit described above, without causing you to be taxed on such debt securities any differently than if we did not make the deposit and instead repaid such debt securities ourselves. Under current U.S. federal income tax law, the deposit and our legal release from such debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. Under such circumstances, you could recognize gain or loss on such debt securities you were deemed to have returned to us; and

  •
  we must deliver to the trustee a legal opinion confirming the U.S. federal income tax law change or IRS ruling described above.

        If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on such debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from any claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.

        Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:

  •
  your right to receive payments from the trust when payments are due;

  •
  our obligations relating to registration and transfer of such debt securities and lost or mutilated certificates; and

  •
  our obligations to maintain a payment office and to hold moneys for payment in trust.

        Covenant Defeasance.    Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities issued under our 1998 Indenture. This is called "covenant defeasance." In that event, you would lose the protection of such restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities and you would be released from any subordination provisions.

        If we accomplish covenant defeasance, the following provisions of our 1998 Indenture and the debt securities issued thereunder would no longer apply:

  •
  any covenants applicable to the series of such debt securities and described in the applicable prospectus supplement;

  •
  any subordination provisions; and

  •
  certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

        If we accomplish covenant defeasance, you may still look to us for repayment of such debt securities if a shortfall in the trust deposit occurred. A shortfall may occur if one of the remaining events of default occurs, such as our bankruptcy, causing such debt securities to become immediately due and payable. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

        Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect full defeasance or covenant defeasance, (1) a holder is entitled to, and does, elect to receive payment in a currency other than that in which the deposit has been made, or (2) a "Conversion Event" occurs in respect of the currency in which the deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security as they become due, from the proceeds yielded by converting the amount deposited in trust into the currency, currency unit or composite currency in which such debt security becomes payable as a result of the holder's election or the "Conversion Event" based on the applicable market exchange rate.

        A "Conversion Event" means the cessation of use of:

  •
  a currency, currency unit or composite currency both by the government of the country that issued the currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community; or

  •
  any currency unit or composite currency for the purposes for which it was established.

        Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any such debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in U.S. dollars.

Meetings of Holders

        A meeting of the holders of a series of debt securities issued under our 1998 Indenture may be called at any time by the trustee or, upon request, by us or the holders of at least 25% in principal amount of such outstanding debt securities of that series, upon notice given as provided in our 1998 Indenture. Except for any consent or other action that must be specifically given by the holder of each such debt security of a series, any resolution presented at a meeting at which a quorum is present may be adopted by a favorable vote by holders of such debt securities owning a majority of the principal amount of that series. Any resolution that may be made by the holders of less than a majority of such outstanding debt securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage of that series. Any resolution passed or decision taken at any meeting of holders of such debt securities of a series duly held in accordance with our 1998 Indenture will be binding on all holders of such debt securities of that series. The quorum at any meeting called to adopt a resolution will be persons representing a majority in principal amount of such outstanding debt securities of the applicable series. However, if any action is to be taken at a meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of such outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of such outstanding debt securities of that series will constitute a quorum.

        If any action is to be taken at a meeting of holders of debt securities issued under our 1998 Indenture of any series with respect to any consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of such series and one or more additional series: (1) there will be no minimum quorum requirement for such meeting; and (2) the principal amount of such outstanding debt securities of that series that vote in favor of such consent, waiver or other action will be taken into account in determining whether such consent, waiver or other action has been made, given or taken under our 1998 Indenture.

Governing Law

        Our 1998 Indenture and our debt securities issued thereunder will be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

        References in this "Description of Shares of Beneficial Interest" section to "we," "us" or "our" mean Hospitality Properties Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following description of the terms of our shares of beneficial interest is only a summary. For a complete description, please refer to our declaration of trust and bylaws, which have previously been filed with the SEC and are incorporated by reference into this prospectus, and this summary is qualified in its entirety thereby.

        Our declaration of trust authorizes us to issue up to an aggregate of 300,000,000 shares of beneficial interest, of which 200,000,000 are currently designated as common shares of beneficial interest, par value $.01 per share, and 100,000,000 are currently designated as preferred shares of beneficial interest, without par value. As of September 30, 2016, we had 164,269,211 common shares issued and outstanding. As of September 30, 2016, 3,450,000 of our preferred shares were designated as 8 7/8% Series B Cumulative Redeemable Preferred Shares, none of which were issued and outstanding, 13,800,000 of our preferred shares were designated as 7% Series C Cumulative Redeemable Preferred Shares, none of which were issued and outstanding, and 12,650,000 of our preferred shares were designated as 7 1/8% Series D Cumulative Redeemable Preferred Shares, or the Series D Preferred Shares, 11,600,000 of which were issued and outstanding.

        Our declaration of trust contains a provision permitting our Board of Trustees, without any action by our shareholders, to amend our declaration of trust to increase or decrease the total number of shares of beneficial interest or the number of shares of any class or series that we have authority to issue. Our declaration of trust further authorizes our Board of Trustees to reclassify any unissued shares from time to time by setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of our shares of beneficial interest or any new class or series of shares created by our Board of Trustees. We believe that giving these powers to our Board of Trustees will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our Board of Trustees has no intention at the present time of doing so, it could authorize us to issue a class or series of shares of beneficial interest that could, depending upon the terms of the class or series, delay or prevent a change in control.

Common Shares

        The following is a summary of some general terms and provisions of our common shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of common shares described in the applicable prospectus supplement.

        Except as otherwise described in the applicable prospectus supplement, and subject to the preferential rights of any other class or series of shares then outstanding or which may be issued, and to the ownership restrictions described below, all of our common shares are entitled:

  •
  to receive distributions on our common shares if, as and when authorized by our Board of Trustees and declared by us out of assets legally available for distribution; and

  •
  to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

        Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Holders of our common shares do not have cumulative voting rights in the election of trustees.

        Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights, or preemptive rights to subscribe for any of our securities.

        For additional information about our common shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see "Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws" below.

Preferred Shares

        A description of our outstanding Series D Preferred Shares is set forth in our registration statement on Form 8-A dated June 30, 2016, as filed with the SEC, which is incorporated herein by reference.

        The following is a summary of the general terms and provisions of the preferred shares that we may offer by this prospectus. We may issue preferred shares in one or more classes or series; each class or series of preferred shares will have its own rights and preferences. We will describe in a prospectus supplement (1) the specific terms of the class or series of any preferred shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such preferred shares. Because this is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust, including any applicable articles supplementary, and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of our securities described in the applicable prospectus supplement. The prospectus supplement may add to, update or change the terms of such securities from those described below.

        General.    Our declaration of trust authorizes our Board of Trustees to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any preferred shares.

        The preferred shares will have the distribution, liquidation, redemption, voting and conversion rights described in this section unless we state otherwise in the applicable prospectus supplement. The liquidation preference is not indicative of the price at which the preferred shares will actually trade on or after the date of issuance. You should read the prospectus supplement relating to the particular class or series of the preferred shares for specific terms, including:

  •
  the distinctive designation of the applicable class or series of preferred shares and the number of shares that will constitute the class or series;

  •
  the initial offering price of such preferred shares;

  •
  relative ranking and preference of such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  the distribution rate or rates (or method of calculation) on that class or series, the distribution periods, the date(s) on which distributions will be payable and whether the distributions will be cumulative, noncumulative or partially cumulative, and, if cumulative, the dates from which the distributions will start to cumulate;

  •
  any redemption or sinking fund provisions of that class or series;

  •
  any voting rights;

  •
  any conversion or exchange provisions;

  •
  any other specific terms, preferences, rights, limitations or restrictions of such preferred shares;

  •
  any limitations on issuance of any class or series of preferred shares ranking senior to or on a parity with such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  any procedures for any auction and remarketing;

  •
  any listing of such preferred shares on any securities exchange; and

  •
  any limitations on record or beneficial ownership and restrictions on transfer, including those as may be appropriate to preserve our qualification for taxation as a REIT.

        Holders of our preferred shares have no preemptive rights to subscribe for any of our securities.

        We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the preferred shares offered by such prospectus supplement.

        The issuance of preferred shares, the issuance of rights to purchase preferred shares or the possibility of the issuance of preferred shares or such rights could have the effect of delaying or preventing a change in our control. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we have issued or may issue in the future.

        For additional information about our preferred shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see "Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws" below.

        As described under "Description of Depositary Shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular class or series of the preferred shares issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

        Rank.    Unless our Board of Trustees otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank senior to all our common shares.

        Distributions.    Holders of preferred shares of each class or series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our Board of Trustees. In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under "Description of Depositary Shares" will determine the persons to whom distributions are payable.

        We will not authorize or pay any distributions on a class or series of preferred shares or set aside funds for the payment of distributions if restricted or prohibited by law, or if the terms of any of our agreements, including agreements relating to our indebtedness or our other classes or series of preferred shares, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement. We are now, and may in the future become, a party to agreements which restrict or prevent the payment of distributions on, or the purchase or redemption of, our shares of beneficial interest, including preferred shares. These restrictions may be indirect, such as covenants which require us to maintain specified levels of net worth or assets.

        Distributions on any class or series of preferred shares may be cumulative, noncumulative or partially cumulative, as specified in the applicable prospectus supplement. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our Board of Trustees fails to authorize a distribution that is noncumulative, the holders of the applicable class or series will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that class or series are declared payable in the future.

        We refer to our common shares or other shares, now or hereafter issued, that rank junior to an applicable class or series of preferred shares with respect to distribution rights as junior shares. To the extent that the applicable class or series is entitled to a cumulative distribution, we may not declare or pay any distributions, or set aside any funds for the payment of distributions, on junior shares, or redeem or otherwise acquire junior shares, unless we also have declared and either paid or set aside for payment the full cumulative distributions on such class or series of preferred shares and on all our other class or series of preferred shares ranking senior to or on a parity with such class or series of preferred shares for all past distribution periods. The preceding sentence does not prohibit:

  •
  distributions payable in junior shares or options, warrants or rights to subscribe for or purchase junior shares;

  •
  conversions into or exchanges for junior shares;

  •
  pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion of, the outstanding preferred shares of such class or series and any other class or series of shares ranking on a parity with such class or series of preferred shares with respect to distribution rights and rights upon our liquidation, dissolution or winding up; or

  •
  our redemption, purchase or other acquisition of shares under incentive, benefit or share purchase plans for officers, trustees or employees or others performing or providing similar services, for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our declaration of trust or bylaws or our redemption or other acquisition of rights issued under any shareholder rights plan we may adopt.

        To the extent an applicable class or series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current distribution period, before making distributions on or acquiring junior shares.

        Unless full cumulative distributions on a class or series of preferred shares have been or are contemporaneously declared and either paid or set aside for payment for all past distribution periods, no distributions (other than in junior shares) may be declared or paid or set aside for payment on any other class or series of preferred shares ranking on a parity with such class or series with respect to distribution rights. When distributions are not paid in full upon a class or series of preferred shares and any other class or series ranking on a parity with such class or series with respect to distribution rights, all distributions declared upon such class or series and any class or series ranking on a parity with such class or series with respect to distribution rights shall be allocated pro rata so that the amount of distributions declared per share on such class or series and such other shares shall in all cases bear to each other the same ratio that the accrued distributions per share on such class or series and such other shares bear to each other.

        Unless otherwise specified in the applicable prospectus supplement, we will credit any distribution payment made on an applicable class or series, including any capital gain distribution, first against the earliest accrued but unpaid distribution due with respect to the class or series.

        Redemption.    We may have the right or may be required to redeem one or more class or series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

        If a class or series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any class or series is payable only from the net proceeds of our issuance of shares of beneficial interest, the terms of the preferred shares may provide that, if no shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.

        Liquidation Preference.    The applicable prospectus supplement will specify the liquidation preference of the applicable class or series. Upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution may be made to the holders of our common shares or any other shares of beneficial interest ranking junior in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, to the applicable class or series, the holders of that class or series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable class or series, accrued and unpaid distributions include only the then current distribution period. Unless otherwise specified in the applicable prospectus supplement, if liquidating distributions have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of beneficial interest ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.

        If, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series and the corresponding amounts payable on all equally ranking shares of beneficial interest upon any liquidation, dissolution or winding up of our affairs, then the holders of that class or series and all other equally ranking shares of beneficial interest shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

        Unless otherwise specified in the applicable prospectus supplement, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of a class or series of preferred shares will have no right or claim to any of our remaining assets. Neither the sale, lease, transfer or conveyance of all or substantially all of our property or business, nor the merger or consolidation of us into or with any other entity or the merger or consolidation of any other entity into or with us or a statutory share exchange by us, shall be deemed to constitute the dissolution, liquidation or winding up of our affairs. In determining whether a distribution (other than upon voluntary or involuntary dissolution), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of a class or series of preferred shares will not be added to our total liabilities.

        Voting Rights.    Holders of our preferred shares will not have any voting rights, except as described below or as otherwise from time to time specified in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, holders of our preferred shares (voting separately as a class with all other class or series of preferred shares with similar voting rights) will be entitled to elect two additional trustees to our Board of Trustees at our next annual meeting of shareholders and at each subsequent annual meeting if at any time distributions on the applicable class or series are in arrears for six consecutive quarterly periods. If the applicable class or series has a cumulative distribution, the right to elect additional trustees described in the preceding sentence shall remain in effect until we declare and pay or set aside for payment all distributions accrued and unpaid on the applicable class or series. If the applicable class or series does not have a cumulative distribution, the right to elect additional trustees described above shall remain in effect until we declare and pay or set aside for payment distributions accrued and unpaid on four consecutive quarterly periods on the applicable class or series. In the event the preferred shareholders are so entitled to elect trustees, the entire Board of Trustees will be increased by two trustees.

        Unless otherwise provided for in an applicable class or series, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each affected class or series of preferred shares outstanding at that time:

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  authorize, create or increase the authorized or issued amount of any class or series of shares of beneficial interest ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights;

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  reclassify any authorized shares of beneficial interest into a class or series of shares of beneficial interest ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights;

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  create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of beneficial interest ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights; and

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  amend, alter or repeal the provisions of our declaration of trust or any articles supplementary relating to that class or series of preferred shares, whether by merger, consolidation or otherwise, in a manner that materially and adversely affects the class or series of preferred shares.

        The authorization, creation or increase of the authorized or issued amount of any class or series of shares of beneficial interest ranking on parity or junior to a class or series of preferred shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that class or series. Further, with respect to any merger, consolidation or similar event, so long as a class or series of preferred shares remains outstanding with the terms thereof materially unchanged or the holders of shares of that class or series receive shares of the successor with substantially identical rights, taking into account that, upon the occurrence of such event, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect that class or series.

        The foregoing voting provisions will not apply if all of the outstanding shares of the class or series of preferred shares with the right to vote have been redeemed or called for redemption and sufficient funds have been deposited in trust for the redemption either at or prior to the act triggering these voting rights.

        As more fully described under "Description of Depositary Shares" below, if we elect to issue depositary shares, each representing a fraction of a share of a class or series, each depositary share will in effect be entitled to a fraction of a vote.

        Conversion and Exchange Rights.    We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert or exchange shares of any class or series of preferred shares into common shares or any other class or series of shares of beneficial interest or debt securities or other property. The terms will include the number of common shares or other securities or property into which the preferred shares are convertible or exchangeable, the conversion or exchange price (or the manner of determining it), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of the class or series or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange upon the redemption of shares of the class or series.

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares is Wells Fargo Bank, National Association. The transfer agent and registrar for each class or series of preferred shares that may be issued and sold pursuant to this prospectus will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

        References in this "Description of Depositary Shares" section to "we," "us" or "our" mean Hospitality Properties Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of the general terms and provisions of the depositary shares that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of deposit agreement and depositary receipts, which will be filed as exhibits to the registration statement of which this prospectus is a part prior to an offering of depositary shares. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. We will describe in a prospectus supplement (1) the specific terms of the depositary shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such depositary shares. The applicable prospectus supplement also may add to, update or change the terms of such securities from those described below.

        We may, at our option, elect to offer fractional interests in preferred shares, rather than whole preferred shares. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.

        We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the depositary shares offered by such prospectus supplement.

Distributions

        The depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares, in proportion to the number of depositary receipts owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the distribution paid on the applicable preferred shares.

        If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

        Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Shares

        You may receive the number of whole preferred shares and any money or other property represented by your depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.

Redemption of Depositary Shares

        If we redeem a series of the preferred shares underlying the depositary shares, the depositary will redeem those depositary shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares being redeemed at their addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date for voting preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder's depositary shares. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary's gross negligence or willful misconduct.

Liquidation Preference

        Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Preferred Shares

        The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion or exchange of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.

Amendment and Termination of a Deposit Agreement

        We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

        Any deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the applicable depositary if (1) the termination is necessary to preserve our qualification for taxation as a REIT or (2) a majority of each series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

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  all depositary shares have been redeemed;

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  there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred shares; or

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  each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

        The depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of depositary receipts upon reasonable notice.

        Neither we nor the depositary will be liable if the depositary is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and the depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

        If the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

        References in this "Description of Warrants" section to "we," "us" or "our" mean Hospitality Properties Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of the general terms and provisions of the warrants that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of warrants and the warrant agreement which will be filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. We will describe in a prospectus supplement (1) the specific terms of the warrants offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such warrants. The applicable prospectus supplement also may add to, update or change the terms of such securities from those described below.

        We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred shares, depositary shares or common shares. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

        In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

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  the offering price;

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  the currencies in which such warrants are being offered;

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  the number of warrants offered;

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  the securities underlying the warrants;

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  the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

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  the date on which the warrants will expire;

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  the rights, if any, we have to redeem the warrants;

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  the name of the warrant agent; and

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  the other terms of the warrants.

        We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the warrants offered by such prospectus supplement.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

        The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW
AND OF OUR DECLARATION OF TRUST AND BYLAWS

        We are organized as a REIT under Maryland law. The following is a summary of our declaration of trust and bylaws and several provisions of Maryland law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire declaration of trust and bylaws, copies of which we have filed with the SEC, and the provisions of Maryland law.

Trustees

        Our declaration of trust and bylaws provide for a Board of Trustees of five members and that our Board of Trustees may change the number of trustees. The number of trustees constituting our entire Board of Trustees may be increased or decreased from time to time only by a vote of two-thirds of the trustees or an amendment to our declaration of trust approved by two-thirds of the outstanding shares entitled to vote, provided however that the tenure of office of a trustee will not be affected by any decrease in the number of trustees. In the case of failure to elect trustees at an annual meeting of shareholders, the incumbent trustees will hold over and continue to direct the management of our business and affairs until they resign or their successors are elected and qualify. The failure of shareholders to elect trustees at an annual meeting of shareholders shall not cause vacancies on the Board of Trustees requiring our officers to call a special meeting of shareholders to elect trustees unless all trustees, including holdover trustees, are unwilling or unable to continue to serve. Any vacancy on the Board of Trustees may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy will hold office for the remainder of the full term of the class of trustees in which the vacancy occurred or was created and until a successor is elected and qualifies.

        There is no cumulative voting in the election of trustees. At each annual meeting of shareholders, the affirmative vote of the holders of our shares representing a majority of the total number of votes authorized to be cast by shares then outstanding and entitled to vote thereon shall be sufficient to elect a trustee; provided, however, the election of a managing trustee or an independent trustee in an uncontested election, which is an election in which the number of nominees for election equals (or is less than) the number to be elected at the meeting, is by a majority of the votes cast at the meeting.

        Our declaration of trust previously divided our Board of Trustees into three classes, with shareholders electing the trustees of each class for three year terms and only one class of trustees being elected each year. Pursuant to an amendment to our declaration of trust approved at our 2014 annual meeting of shareholders, effective at our 2015 annual meeting of shareholders, trustees of the class of trustees whose term expired at that meeting or that expires at a subsequent annual meeting of shareholders are elected annually, with all of our trustees being elected annually as of our 2017 annual meeting of shareholders.

        Under our bylaws, our trustees are qualified as "independent trustees" or "managing trustees," and our bylaws require that (except for temporary periods due to vacancies), a majority of the trustees holding office will at all times be independent trustees. For those purposes, an "independent trustee" is not involved in our day to day activities, is not an employee of our manager, RMR LLC, and qualifies as independent under our declaration of trust, if applicable, and applicable rules of the NASDAQ and the SEC. A "managing trustee" is a trustee who is not an independent trustee and who has been an employee of RMR LLC or has been involved in our day to day activities for at least one year prior to his or her election. Our Board of Trustees is currently composed of three independent trustees and two managing trustees.

        Our declaration of trust and bylaws provide that a trustee may be removed by the affirmative vote either of all the remaining trustees or of the holders of not less than two-thirds of our common shares entitled to vote in the election of trustees, if all requirements set forth in our bylaws have been complied with by such shareholders. These provisions preclude shareholders from removing our incumbent trustees unless they can obtain the requisite affirmative vote of shares. Any shareholders proposing to remove one or more trustees must meet all of the requirements in our bylaws for a nomination of a Trustee at an annual meeting of shareholders or a proposal of other business at a meeting of shareholders, as described below under "—Advance Notice of Trustee Nominations and New Business."

Advance Notice of Trustee Nominations and New Business

        Annual Meetings of Shareholders.    Our bylaws provide that nominations of individuals for election to our Board of Trustees and proposals of other business to be considered at an annual meeting of shareholders may be made only (1) in our notice of the meeting, or otherwise properly brought before the meeting by or at the direction of our Board of Trustees, or (2) by a shareholder who is entitled to vote at the meeting, is entitled to make nominations or proposals and has complied with the advance notice procedures set forth in our bylaws.

        Under our bylaws, a shareholder's written notice of nominations for trustee or other matters to be considered at an annual meeting of shareholders must be delivered to our Secretary at our principal executive offices not later than 5:00 p.m. (Eastern Time) on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting; provided however, that if the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the date of the preceding year's annual meeting, the notice must be delivered by not later than 5:00 p.m. (Eastern Time) on the 10th day following the earlier of the day on which (1) notice of the date of the annual meeting is mailed or otherwise made available or (2) public announcement of the date of the annual meeting is first made by us. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, commences a new time period (or extends any time period) for the giving of a shareholder's notice.

        Our bylaws set forth procedures for submission of nominations for trustee elections and other proposals by our shareholders for consideration at an annual meeting of shareholders, including, among other things:

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  requiring that any one or more shareholders wishing to make a nomination or proposal of other business have continuously owned our shares of beneficial interest entitled to vote in the election of Trustees or propose other business for at least three years as of the date of such shareholder's submission of the nomination or notice of the proposal, the record date for determining the shareholders entitled to vote at the meeting and the time of the meeting (including any adjournment or postponement thereof), with the aggregate shares owned by such shareholder(s) as of each such date during such three-year period representing at least 1% of our shares of beneficial interest, that the shareholder(s) hold a certificate evidencing the aggregate number of shares of beneficial interest at the time of submitting a notice as of each such date, and that the shareholder(s) submit the proposal to our Secretary in accordance with the requirements of our bylaws;

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  requiring certain information to be provided regarding any proposed nominee by the proposing shareholder;

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  requiring certain information to be provided with respect to any business other than the election of trustees that a shareholder proposes to bring before a meeting of our shareholders;

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  requiring certain information to be provided as to the shareholder giving the notice and certain of its affiliates; and

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  providing that the proposing shareholder is responsible for ensuring compliance with the advance notice provisions, that any responses of the shareholder to any request for information will not cure any defect in the shareholder's notice and that neither we, our Board of Trustees or any committee of our Board of Trustees nor any of our officers has any duty to request clarification or update information or inform the proposing shareholder of any defect in the shareholder's notice.

        Special Meetings of Shareholders.    With respect to special meetings of shareholders, our bylaws provide that only business brought before the meeting pursuant to our notice of the meeting or otherwise properly brought before the meeting by or at the direction of the Board of Trustees may be considered at such meeting. Nominations of individuals for election to our Board of Trustees only may be made at a special meeting of shareholders at which trustees are to be elected pursuant to our notice of meeting, or if our Board of Trustees has determined that trustees shall be elected at such special meeting. Under our bylaws, if we call a special meeting of shareholders for the purpose of electing one or more trustees, any one or more shareholders may nominate an individual or individuals (as the case may be) for election as a trustee if the shareholder(s) satisfies the ownership, holding and certificate requirements required by our bylaws, as described above, for submitting nominations for consideration at an annual meeting of shareholders. To be timely, a shareholder's notice must be delivered not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (1) the 120th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period (or extend any time period) for the giving of a shareholder(s)' notice.

Meetings of Shareholders; Actions by Written Consent

        Under our declaration of trust, our annual meeting of shareholders will take place within six months after the end of the fiscal year. Under our declaration of trust and bylaws, special meetings of shareholders may be called only by a majority of our Board of Trustees, provided that, if there are no trustees, our officers shall call a special meeting of the shareholders for the purpose of electing trustees.

        Whenever shareholders are required or permitted to take any action by a vote, the action may only be taken by a vote at a shareholders meeting. Under our declaration of trust and bylaws, shareholders do not have the right to take any action by written consent instead of a vote at a shareholders meeting.

Liability and Indemnification of Trustees and Officers

        The laws relating to Maryland real estate investment trusts, or the Maryland REIT Law, permit a REIT formed under the Maryland REIT Law to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. Our declaration of trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

        The Maryland REIT Law permits a REIT formed under the Maryland REIT Law to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under the MGCL, a Maryland corporation may not indemnify a director for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

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  a written affirmation by the director or officer of his or her good faith belief that the director or officer has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

        Our declaration of trust includes provisions obligating us to indemnify our trustees and officers against any claim or liability to which they may become subject by reason of their status or actions as trustees or officers to the maximum extent permitted by Maryland law. Our declaration of trust also obligates us to pay or reimburse individuals described above for reasonable expenses in advance of final disposition of a proceeding.

        We have also entered into indemnification agreements with our trustees and our officers providing for contractual indemnification and procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

        The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Shareholder Liability

        Under the Maryland REIT Law, a shareholder is generally not personally liable for the obligations of a REIT formed under Maryland law solely as a result of his or her status as a shareholder. Our declaration of trust provides that no shareholder will be liable for any debt, claim, demand, judgment or obligation of any kind by reason of being a shareholder. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. We have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.

        Our declaration of trust and bylaws provide that, to the fullest extent permitted by law, any shareholder who violates the declaration of trust or bylaws will indemnify us and hold us harmless from and against all costs, expenses, penalties, fines and other amounts, including attorneys' and other professional fees, arising from the shareholder's violation, together with interest on such amounts. Our bylaws further provide that matters for which a shareholder is liable and obligated to indemnify and hold us harmless include any breach or failure to fully comply with any covenant, condition or provision of our declaration of trust or bylaws, including the advance notice provisions pertaining to shareholder nominations and other proposals, and these provisions of our declaration of trust and bylaws apply to derivative actions brought against us in which the shareholder is not the prevailing party.

Disputes by Shareholders

        Our bylaws provide that actions brought against us or any trustee, officer, manager (including RMR LLC or its successor), agent or employee of us, by a shareholder, including derivative and class actions, shall, on the demand of any party to such dispute, be resolved through binding arbitration in accordance with the procedures set forth in our bylaws. However, the arbitration provisions do not apply to any request for a declaratory judgment or similar action regarding the meaning, interpretation or validity of any provision of our declaration of trust or bylaws, and that any such request or similar action be heard in accordance with the exclusive forum provisions of our bylaws. Our bylaws further provide that, with respect to any dispute involving both a question of the meaning, interpretation or validity of any provision of our declaration of trust or bylaws and any other matter in dispute, the arbitration of such other matter will be stayed until a final, non-appealable judgment regarding such meaning, interpretation or validity has been rendered in accordance with the exclusive forum provisions of our bylaws.

Forum for Certain Disputes

        Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a duty owed by any of our Trustees, officers, managers, agents or employees to us or our shareholders, (3) any action asserting a claim against us or any of our Trustees, officers, managers, agents or employees arising pursuant to Maryland law or our declaration of trust or bylaws, including any disputes, claims or controversies brought by or on behalf of any of our shareholders or (4) any action asserting a claim against us or any of our Trustees, officers, managers, agents or employees governed by the internal affairs doctrine of the State of Maryland. Any person or entity purchasing or otherwise acquiring any interest in our shares of beneficial interest is deemed to have notice of and consented to this provision. This choice of forum provision will limit a shareholder's ability to bring a claim in another judicial forum, including in a judicial forum that it believes is favorable for disputes with us or our Trustees, officers, managers, agents or employees, which may discourage lawsuits against us and our Trustees, officers, managers, agents or employees. This provision of our bylaws does not abrogate or supersede other provisions of our bylaws which may require the resolution of such disputes by arbitration.

Transactions with Affiliates

        Our declaration of trust allows us to enter into contracts and transactions of any kind with any person, including any of our trustees, officers, employees or agents or any person affiliated with them so long as the affiliate's interest in the transaction is disclosed or known to the trustees or shareholders and the transaction is approved or ratified by a majority vote of either the trustees who are not interested in the transaction or the shareholders, and subject to the satisfaction of certain other procedural requirements. Other than general legal principles applicable to self-dealing by trustees and interested trustee transactions, there are no prohibitions in our declaration of trust or bylaws which would prohibit dealings between us and our affiliates.

Restrictions on Transfer of Shares

        Our declaration of trust provides that our Board of Trustees has the power to refuse to permit a transfer of shares if it determines such transfer would jeopardize our qualification for taxation as a REIT under the Code. In connection with the foregoing, if our Board of Trustees shall, at any time, be of the opinion that (1) direct or indirect ownership (as defined in our declaration of trust) of shares representing more than 9.8% of the number, value or voting power of the total of our outstanding shares has or may become concentrated in the hands of one beneficial owner, other than specified excepted persons, (2) our shares would be owned by fewer than 100 persons, or (3) we would be 'closely held' under the Code, our Board of Trustees shall have the power and right to (a) refuse to transfer or issue such excess shares to any person whose acquisition of such shares would, in the opinion of our Board of Trustees, result in the direct or indirect beneficial ownership of such excess shares by a person other than an excepted person and (b) to treat such excess shares as having been transferred to a trustee, as described more fully below, and the purported transfer to the proposed transferee shall be void ab initio, and such intended transferee deemed never to have had an interest in the shares.

        Our bylaws provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in number or value, whichever is more restrictive, of any class or series of our outstanding shares, or 9.8% in number or value, whichever is more restrictive, of our outstanding common shares. Our bylaws also prohibit any person from beneficially or constructively owning shares if that ownership would result in us being closely held under Section 856(h) of the Code or would otherwise cause us to fail to qualify for taxation as a REIT. Any transfer of shares which results in our shares being owned by fewer than 100 persons will be void ab initio and the proposed transferee shall acquire no rights in such shares.

        Our Board of Trustees, in its discretion, may exempt a proposed transferee from the share ownership limitation if, in its discretion, it determines (1) the ownership of shares by such person would not result in our being closely held under Section 856(h) of the Code or our otherwise failing to qualify for taxation as a REIT; (2) such person does not and will not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.8% interest in the tenant; (3) the ownership of shares in excess of the ownership limit pursuant to the exception requested would not cause a default under the terms of any contract to which we or any of our subsidiaries are party or reasonably expect to become a party; and (4) the ownership of shares in excess of the ownership limit is in our best interest. In connection with any requested exemption, our Board of Trustees may require such rulings from the IRS or opinions of counsel as it deems advisable in order to determine or ensure our qualification for taxation as a REIT and such representations, undertakings and agreements it deems advisable in order for it to make the foregoing determinations.

        In determining whether to grant an exemption, our Board of Trustees may consider, among other factors, the following:

  •
  the general reputation and moral character of the person requesting an exemption;

  •
  whether the person's ownership of shares would be direct or through ownership attribution;

  •
  whether the person's ownership of shares would interfere with the conduct of our business, including our ability to acquire additional properties or additional investments in issuers currently invested in by us or other issuers;

  •
  whether granting an exemption would adversely affect any of our existing contractual arrangements;

  •
  whether the person requesting an exemption has been approved as an owner by all regulatory or other governmental authorities that have jurisdiction over us; and

  •
  whether the person requesting an exemption is attempting a change in control or to affect our policies in a way in which the Board of Trustees, in its discretion, considers adverse to our or our shareholders' best interests.

        If a person attempts a transfer of our shares in violation of the ownership limitations described above, then the Board of Trustees is authorized and empowered to deem that number of shares which would cause the violation (a) to be automatically transferred to a charitable trust for the exclusive benefit of one or more charitable beneficiaries designated by us or (b) to the fullest extent provided by law, to be void ab initio. A transfer to the charitable trust will be deemed to be effective as of the close of business on the business day prior to the date of the Board of Trustees' determination to have such transfer occur or at such other time determined by the Board of Trustees. The prohibited owner will not acquire any rights in these excess shares, will not benefit economically from ownership of any excess shares, will have no rights to distributions, will not possess any rights to vote and, to the extent permitted by law, will have no claim or other recourse against the purported transferor of such shares. Subject to Maryland law, the trustee of the charitable trust will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible trust action, then the trustee will not have the authority to rescind and recast the vote. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust for the charitable beneficiary will be paid by the recipient to the trustee. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary.

        Unless otherwise directed by the Board of Trustees, within 20 days after receiving notice from us that our shares have been transferred to a charitable trust, or as soon thereafter as is practicable, the trustee will sell the shares and related rights held in the charitable trust to a person designated by the trustee whose ownership of the shares will not violate the ownership limitations set forth in our bylaws. Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

  •
  the prohibited owner will receive the lesser of:

  (1)
  the net price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust, for example, a gift, devise or other similar transaction, the market price (as defined in our bylaws) of the shares on the day of the event causing the shares to be transferred to the charitable trust, less our and the charitable trustee's costs, expenses and compensation described below; and

  (2)
  the net sales proceeds received by the trustee from the sale of the shares held in the charitable trust; and

  •
  any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary, less the costs, expenses and compensation of the charitable trust and trustee.

        If, prior to our discovery that shares have been transferred to the charitable trust, a prohibited owner sells those shares, then:

  •
  those shares will be deemed to have been sold on behalf of the charitable trust; and

  •
  to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by a trustee, the prohibited owner must pay the excess to the trustee upon demand.

        Also, shares held in the charitable trust will be offered for sale to us, or our designee, at a price per share equal to the lesser of:

  •
  the price per share in the transaction that resulted in the transfer to the charitable trust or, in the case of a devise, gift or similar transaction, the market price per share on the day of the event causing that transfer; and

  •
  the market price on the date we or our designee accepts the offer.

        In either of the above cases, the price per share will be less our and the charitable trustee's costs, expenses and compensation described below.

        We will have the right to accept the offer until the trustee has sold the shares held in the charitable trust. The net proceeds of the sale to us will be distributed to the prohibited owner.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of any shares that will or may violate the foregoing share ownership limitations, or any person who would have owned shares that resulted in a transfer to a charitable trust, is required to immediately give written notice to us of such event, or in the case of such a proposed or attempted transaction, give at least 15 days' prior written notice, and to provide to us such other information as we may request.

        Every owner of 5% or more of any class or series of our shares is required to give written notice to us within 30 days after the end of each taxable year, and also within three business days after we so request, stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns and a description of the manner in which those shares are held. Any such owner who holds our shares as nominee for another person who is required to include distributions on our shares in his or her gross income (the actual owner) is required to give written notice to us stating the name and address of the actual owner and the number of each class and series of our shares of the actual owner with respect to whom the holder of our shares is nominee. Each such shareholder and each such actual owner is required to provide us with any additional information that we may request in order to determine our qualification for taxation as a REIT, to determine our compliance with other applicable laws or requirements of any governmental authority or to ensure compliance with the foregoing share ownership limitations. In addition, each shareholder is required to provide us with such information as we may request, in good faith, in order to determine our qualification for taxation as a REIT, to determine our compliance with other applicable laws or requirements of any governmental authority and compliance with such share ownership limitations.

        Our bylaws provide that the trustee of the charitable trust is entitled to reasonable compensation, as approved by our Board of Trustees, and is entitled to be indemnified for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our bylaws. Any such compensation, costs and expenses may be funded from the charitable trust or by us and, if funded by us, we are entitled to reimbursement on a first priority basis from the charitable trust.

        We are also entitled, without limiting a shareholder's other obligations under our declaration of trust and bylaws, to collect from the charitable trust our costs and expenses incurred in the process of enforcing the ownership limitations contained in our bylaws.

        The restrictions in our declaration of trust and bylaws described above will not preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated interdealer quotation system. Our bylaws provide, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.

        All certificates evidencing our shares and any share statements for our uncertificated shares may bear legends referring to the foregoing restrictions.

        The restrictions on transfer in our governing documents are intended to assist with REIT compliance under the Code and otherwise to promote our orderly governance. These restrictions do not apply to RMR LLC or its affiliates.

Regulatory Compliance and Disclosure

        Our bylaws provide that any shareholder who, by virtue of such shareholder's ownership of our shares of beneficial interest or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries shall promptly take all actions necessary and fully cooperate with us to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of us or any of our subsidiaries. If the shareholder fails or is otherwise unable to promptly take such actions so as to cause satisfaction of such requirements or regulations, such shareholder shall promptly divest a sufficient number of our shares necessary to cause the application of such requirement or regulation to not apply to us or any of our subsidiaries. If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of our shares by not later than the 10th day after triggering such requirement or regulation referred to in the bylaws, then any of our shares beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in the bylaws. Also, our bylaws provide that if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such 10 day period, we may take all other actions which the Board of Trustees deems appropriate to require compliance or to preserve the value of our assets, and we may charge the offending shareholder for our costs and expenses as well as any damages which may result.

        Our bylaws also provide that if a shareholder, by virtue of such shareholder's ownership of our shares of beneficial interest or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote such shareholder's shares or proxies for such shares in excess of a certain amount pursuant to applicable law but the Board of Trustees determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the Advisor (as defined in our declaration of trust) or another person designated by the Board of Trustees, in proportion to the total shares otherwise voted on such matter.

Business Combinations

        The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to REITs formed under Maryland law like us. Under the MGCL,

business combinations such as mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities between a REIT formed under Maryland law and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:

  •
  any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust's outstanding voting shares; or

  •
  an affiliate or associate of the trust who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of the trust.

        After the five year prohibition period has ended, a business combination between a trust and an interested shareholder generally must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:

  •
  the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

  •
  the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of voting shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

        The shareholder approvals discussed above are not required if the trust's shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

        The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our Board of Trustees prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of trustees approves in advance the transaction by which that shareholder otherwise would have become an interested shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board of trustees. Our declaration of trust provides that we have elected not to be governed by these provisions of the MGCL.

Control Share Acquisitions

        The MGCL contains a provision which regulates control share acquisitions. This provision applies to REITs formed under Maryland law like us. The MGCL provides that control shares of a REIT formed under Maryland law acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. Control shares are voting shares, which, if aggregated with all other shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        An acquiror must obtain the necessary shareholder approval each time it acquires control shares in an amount sufficient to cross one of the thresholds noted above.

        Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. The MGCL provides for certain exceptions from the definition of control share acquisition.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay the expenses of the meeting, may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the matter at any shareholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute of the MGCL does not apply to the following:

  •
  shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

  •
  acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

        Our declaration of trust provides that we have elected not to be governed by these provisions of the MGCL.

Amendment to our Declaration of Trust, Dissolution and Mergers

        Under the Maryland REIT Law, a REIT formed under Maryland law generally cannot dissolve, amend its declaration of trust, convert or merge unless these actions are approved by at least two-thirds of all shares entitled to be cast on the matter. The Maryland REIT Law allows a trust's declaration of trust to set a lower percentage, so long as the percentage is not less than a majority of the votes entitled to be cast on the matter. Our declaration of trust provides for approval of an amendment of the declaration of trust (except amendments to certain provisions of the declaration of trust) by a majority of shares entitled to vote on these actions provided the amendment has been approved by a two-thirds vote of our Board of Trustees. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our declaration of trust permits this type of action by our Board of Trustees. Our declaration of trust also permits our Board of Trustees to effect changes in our unissued shares, as described more fully above. The Maryland REIT Law provides that a majority of our entire board, without action by the shareholders, may, among other things, amend our declaration of trust to change the name or other designation or the par value of any class or series of our shares and the aggregate par value of our shares.

Anti-Takeover Effect of Maryland Law and of Our Declaration of Trust and Bylaws

        The following provisions in our declaration of trust and bylaws and in Maryland law could delay or prevent a change in our control:

  •
  the prohibition in our declaration of trust and bylaws of any shareholder other than excepted holders, including RMR LLC and its affiliates, from owning more than 9.8% of the number or value, whichever is more restrictive, of any class or series of our outstanding shares, including our common shares;

  •
  the authority of our Board of Trustees to make various elections under Maryland's Unsolicited Takeover Act and other provisions of Maryland law which may delay or otherwise prevent a change of control of us;

  •
  required qualifications for an individual to serve as a trustee and a requirement that certain of our trustees be "managing trustees" and other trustees be "independent trustees";

  •
  limitations on the ability of, and various requirements that must be satisfied in order for, our shareholders to propose nominees for election as trustees and propose other business to be considered at a meeting of our shareholders;

  •
  the requirement that an individual trustee may be removed by the shareholders, with or without cause, by the affirmative vote of holders at least two-thirds of our common shares entitled to vote in the election of trustees or by the affirmative vote of all remaining trustees;

  •
  the authority of our Board of Trustees, and not our shareholders, to adopt, amend or repeal our bylaws;

  •
  the fact that only our Board of Trustees may call shareholder meetings and that shareholders are not entitled to act without a meeting;

  •
  the authority of our Board of Trustees to adopt certain amendments to our declaration of trust without shareholder approval, including the authority to increase or decrease the number of authorized shares, to create new classes or series of shares (including a class or series of shares that could delay or prevent a transaction or a change in our control that might involve a premium for our shares or otherwise be in the best interests of our shareholders), to increase or decrease the number of shares of any class or series, and to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of our shares or any new class or series of shares created by our Board of Trustees;

  •
  the requirement that amendments to our declaration of trust may be made only if approved by two-thirds of our trustees;

  •
  the provisions of the Maryland REIT Law and our declaration of trust which together have the effect of requiring the approval of at least two-thirds of all shares entitled to vote on the matter for our merger or dissolution and requiring the approval of at least two-thirds of all the shares entitled to vote on the matter for certain amendments to our declaration of trust;

  •
  the ability of our trustees to expand our Board of Trustees and fill vacancies which may be created by our Board of Trustees;

  •
  requirements that shareholders comply with regulatory requirements (including Nevada and Louisiana gaming and Indiana insurance licensing requirements) affecting us which could effectively limit share ownership of us, including in some cases, to 5% of our outstanding shares; and

  •
  certain change in control provisions of our Series D Preferred Shares, which would provide the holders of the Series D Preferred Shares with the right to convert some or all of their Series D Preferred Shares into a number of our common shares as described in the applicable articles supplementary.

        In addition, our credit agreement for our unsecured revolving credit facility and unsecured term loan and our shareholders agreement with AIC each also contain change in control provisions, which are further described below, and our business management and property management agreements with RMR LLC contain provisions that allow for termination for convenience and termination for a performance reason but require the payment of a termination fee, as further described in those agreements.

        For all of these reasons, our shareholders may be unable to realize a change of control premium for any of our shares they own or otherwise effect a change of our policies.

Liability of Shareholders for Breach of Restrictions on Ownership

        Our credit agreement for our unsecured revolving credit facility and unsecured term loan provides that a change in our control, as defined in that agreement and including RMR LLC ceasing to act as our business manager, constitutes a default under such agreement, and a default under the agreement could result in a cross-default under our senior unsecured notes or our other debt. In addition, our shareholders agreement with respect to AIC provides that AIC and the other shareholders of AIC may have rights to acquire our interests in AIC if such an acquisition occurs or if we experience some other change in control. If a breach of the ownership limitations or other provisions of our declaration of trust or bylaws results in a default under our credit agreement or our other debt or a loss of our ownership interests in AIC, the shareholder or shareholders causing the breach may be liable to us and may be liable to our other shareholders for damages. These damages may be in addition to the loss of beneficial ownership and voting rights of the shares owned by the breaching shareholder or shareholders, as described above, and these damages may be material.

SELLING SECURITY HOLDERS

        Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities of the type described in this prospectus in various private transactions. These selling security holders may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

        Information regarding the selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated herein by reference.

PLAN OF DISTRIBUTION

        We or our selling security holders may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We or our selling security holders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. We or our selling security holders also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us or our selling security holders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us or our selling security holders to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us or our selling security holders, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        Unless otherwise specified in the applicable prospectus supplement, any securities issued hereunder (other than common shares) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us or our selling security holders for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        We or our selling security holders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or our selling security holders or borrowed from us, our selling security holders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us or our selling security holders in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

        From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of the initial selling security holder's securities offered under this prospectus will decrease as and when any pledgee, secured party or other person takes such actions. The plan of distribution for that selling security holder's securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

        We will not receive any proceeds from sales of any securities by the selling security holders. We cannot assure you that the selling security holders will sell all or any portion of their securities, if any, covered by this prospectus.

        In connection with an offering of securities, the underwriters may engage in stabilizing and syndicate covering transactions. These transactions may include overallotments or short sales of the securities, which involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NASDAQ, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The underwriters, dealers and agents that participate in the offer of securities covered by this prospectus, or their affiliates or associates, may engage in transactions with and perform services for us or our selling security holders and our or their affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

        Unless otherwise specified in connection with the particular offering of any securities, Sullivan & Worcester LLP, as to certain matters of New York law, and Venable LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. Sullivan & Worcester LLP has passed upon certain tax matters in an opinion filed with the registration statement of which this prospectus is a part. Sullivan & Worcester LLP also represents RMR LLC, our manager, and certain of its affiliates on various matters.

EXPERTS

        The consolidated financial statements of Hospitality Properties Trust appearing in Hospitality Properties Trust's Annual Report (Form 10-K) for the year ended December 31, 2015 (including the schedule appearing therein), and the effectiveness of Hospitality Properties Trust's internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at www.sec.gov or by accessing our Internet site at www.hptreit.com. Website addresses are included in this prospectus as textual references only and the information in such websites, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference as set forth under "Information Incorporated by Reference"), is not incorporated by reference into this prospectus or related registration statement.

        Our common shares are traded on the NASDAQ under the symbol "HPT," and you can review similar information concerning us at the office of the NASDAQ at One Liberty Plaza, 165 Broadway, New York, New York 10006.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

        We incorporate by reference the documents listed below and any filings made after the date of the initial filing of the registration statement of which this prospectus is a part made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities made by this prospectus is completed or terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including under Items 2.02 and 7.01 (and any related Item 9.01) of Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

  •
  our Current Reports on Form 8-K dated January 4, 2016, January 29, 2016, February 1, 2016, February 10, 2016, March 31, 2016, May 25, 2016, June 17, 2016, June 22, 2016, June 30, 2016, August 15, 2016, August 25, 2016, September 7, 2016 and September 30, 2016;

  •
  the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, from our definitive Proxy Statement for our 2016 Annual Meeting of Shareholders dated February 25, 2016;

  •
  the description of our common shares contained in our registration statement on Form 8-A dated June 30, 2016, including any amendments or reports filed for the purpose of updating that description; and

  •
  the description of our 7 1/8% Series D Cumulative Redeemable Preferred Shares contained in our registration statement on Form 8-A dated June 30, 2016, including any amendments or reports filed for the purpose of updating that description.

        We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts, 02458-1634, (617) 796-8232, Attention: Investor Relations.

$600,000,000

Hospitality Properties Trust

$200,000,000 4.500% Senior Notes due 2023
$400,000,000 4.950% Senior Notes due 2027

PROSPECTUS SUPPLEMENT

Citigroup

RBC Capital Markets

UBS Investment Bank

Wells Fargo Securities

BBVA

Mizuho Securities

PNC Capital Markets LLC

Regions Securities LLC

US Bancorp

BofA Merrill Lynch

Morgan Stanley

BB&T Capital Markets

SMBC Nikko

Fifth Third Securities

FTN Financial Securities Corp

January 10, 2017